EXHIBIT 10.2

LOAN AND SECURITY AGREEMENT

Dated as of March 13, 2020

between

SIENA LENDING GROUP LLC,

as Lender,

TRANSACT TECHNOLOGIES INCORPORATED
as Borrower
and

THE OTHER LOAN PARTIES

TABLE OF CONTENTS

    3.SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER

4.CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS,
APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS

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-ii-

     9.PAYMENT FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS

10.15            CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL;

Information Certificate
Schedule A                          Description of Certain Terms
Schedule B                          Definitions
Schedule C                          Permitted Acquisitions
Schedule D                          Reporting
Schedule E                          Financial Covenants
Schedule F                          Specified Account Debtors
Schedule G                          Slow Moving Inventory
Exhibit A                             Form of Notice of Borrowing
Exhibit B                             Closing Checklist
Exhibit C                             Client User Form
Exhibit D                            Authorized Accounts Form
Exhibit E                             Form of Account Debtor Notification
Exhibit F                             Form of Compliance Certificate
Exhibit G                            Form of Monthly Financial Model

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This Loan and Security Agreement (as it may be amended, restated or otherwise modified  from time to time, this “Agreement”) is entered into as of March 13, 2020 among (1) Siena Lending  Group  LLC,  together  with  its  successors  and  assigns  (“Lender”),  (2) TransAct  Technologies  Incorporated, a Delaware corporation (“TransAct Technologies”; and together with any other Person  who  from  time  to  time  becomes  a  Borrower  hereunder,  collectively,  the  “Borrowers”  and  each  individually, a “Borrower”), (3) each of the Affiliates of the Borrowers signatory to this Agreement  from time to time as guarantors (each a “Guarantor” and collectively, the “Guarantors”) and (3) the  other  Loan Parties (as defined herein) set forth on the signature pages to this Agreement.  The  Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated  herein  by  reference.    Terms  used,  but  not  defined  elsewhere,  in  this  Agreement  are  defined  in  Schedule B.
1.    LOANS AND LETTERS OF CREDIT.
1.1  Amount of Loans / Letters of Credit.
(a) Revolving Loans  and Letters  of Credit.  Subject to the terms and conditions contained in this Agreement, including Sections 1.3 and 1.6, Lender shall, from time to time prior to the  Maturity  Date,  at  Borrowing  Agent’s  request,  (i)  make  revolving  loans  to  Borrowers  (“Revolving  Loans”), and (ii) make, or cause or permit a Participant (as defined in Section 10.10) to make, letters of  credit (“Letters  of Credit”) available  to Borrowers; provided, that after giving effect to each such  Revolving Loan and each such Letter of Credit, (A) the outstanding balance of all Revolving Loans and  the Letter of Credit Balance will not exceed the lesser of (x) the Maximum Revolving Facility Amount,  minus Reserves and (y) the Borrowing Base, and (B) none of the other Loan Limits for Revolving Loans  will be exceeded.  All Revolving Loans shall be made in and repayable in Dollars.
(b)  [Reserved].
1.2  Reserves re Revolving Loans / Letters of Credit.  Lender may, with or without notice to Borrowing Agent, from time to time establish and revise reserves against the Borrowing Base and/or  the  Maximum  Revolving  Facility  Amount  in  such  amounts  and  of  such  types  as  Lender  deems  appropriate in its Permitted Discretion (“Reserves”).  Such Reserves shall be available for Borrowing  Agent to view in Passport 6.0 simultaneously with the imposition thereof; provided, that Lender shall  endeavor to provide email notice advising Borrowing Agent of such Reserves prior to or simultaneously  with the imposition of such Reserves; provided, further that Lender shall have no liability for failing to  provide such email notice.  Without limiting the foregoing, references to Reserves shall include the  Dilution Reserve. In no event shall the establishment of a Reserve in respect of a particular actual or  contingent liability obligate Lender to make advances to pay such liability or otherwise obligate Lender  with respect thereto.
1.3  Protective Advances.  Any contrary provision of this Agreement or any other Loan  Document notwithstanding, Lender is hereby authorized by Borrowers at any time, regardless of (a) the  existence  of a  Default or an Event of Default, (b) whether any of the other applicable conditions  precedent set forth in Section 1.6 hereof have not been satisfied or the commitment of Lender to make  Loans  hereunder  has  been  terminated  for  any  reason,  or  (c)  any  other  contrary  provision  of  this  Agreement, to make (in its Permitted Discretion prior to the occurrence and continuance of an Event of  Default) Revolving Loans to, or for the benefit of, Borrowers that Lender, in its sole discretion, deems  necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay  any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective  Advances”).  Any contrary provision of this Agreement or any other Loan Document notwithstanding,  Lender may direct the proceeds of any Protective Advance to Borrowers or to such other Person as  Lender determines in its sole discretion.  All Protective Advances shall be payable immediately upon  demand.
1.4  Notice of Borrowing; Manner of Revolving Loan Borrowing.  Borrowing Agent shall  request each Revolving Loan by an Authorized Officer submitting such request via Passport 6.0 (or, if  requested by Lender, by delivering, in writing or via an Approved Electronic Communication, a Notice of  Borrowing substantially in the form of Exhibit A hereto) (each such request a “Notice of Borrowing”).   Subject to the terms and conditions of this Agreement, including Sections 1.1 and 1.6, Lender shall,  except as provided in Section 1.3, deliver the amount of the Revolving Loan requested in the Notice of  Borrowing for credit to any account of Borrowers at a bank in the United States of America as Borrowing  Agent may specify (provided that such account must be one identified on Section 39 of the Information  Certificate(s) and approved by Lender as an account to be used for funding of loan proceeds) by wire  transfer of immediately available funds (a) on the same day if the Notice of Borrowing is received by  Lender on or before 11:00 a.m. Eastern Time on a Business Day, or (b) on the immediately following  Business Day if the Notice of Borrowing is received by Lender after 11:00 a.m. Eastern Time on a  Business Day, or is received by Lender on any day that is not a Business Day.  Lender shall charge to the  Revolving Loan Lender’s usual and customary fees for the wire transfer of each Loan.
1.5  Other Provisions Applicable to Letters of Credit.  Lender shall, on the terms and  conditions set forth in this Agreement (including the terms and conditions set forth in Section 1.1 and  Section 1.6), make Letters of Credit available to Borrowers either by issuing them, or by causing other  financial institutions to issue them supported by Lender’s guaranty or indemnification; provided, that  after giving effect to each Letter of Credit, the Letter of Credit Balance will not exceed the Letter of  Credit Limit.  Notwithstanding anything in this Agreement, the parties agree that in connection with  Lender’s option to make Letters of Credit available to Borrowers by causing other financial institutions  to issue Letters of Credit, Lender may cause or permit any Participant under this Agreement to cause  other financial institutions to issue such Letters of Credit and thereafter (a) all such Letters of Credit  shall be treated for all purposes under this Agreement as if such Letters of Credit were requested by  Borrowing Agent and made available by Lender, (b) such Participant’s support of such Letters of Credit  in the form of a guaranty or indemnification shall be treated as if such support had been made by Lender,  (c) Borrowers hereby unconditionally and irrevocably, jointly and severally agree to pay to Lender the  amount of each payment or disbursement made by such Participant or the applicable issuer under any  such Letter of Credit honoring any demand for payment thereunder upon demand in accordance with the  reimbursement  provisions  of  this  Section  1.5  and  agrees  that  such  reimbursement  obligations  of  Borrowers constitute Obligations under this Agreement, and (d) any and all amounts paid by such  Participant or the applicable issuer in respect of any such Letter of Credit will, at the election of Lender,  be treated for all purposes as a Revolving Loan, and be payable, in the same manner as a Revolving  Loan.  Borrowers agree to execute all documentation reasonably required by Lender and/or the issuer of  any Letter of Credit in connection with any such Letter of Credit. Borrowers hereby unconditionally and  irrevocably,  jointly  and  severally  agree  to  reimburse  Lender  and/or  the  applicable  issuer  for  each  payment  or  disbursement  made  by  Lender  and/or  the  applicable  issuer under any Letter of Credit  honoring any demand for payment made thereunder, in each case on the date that such payment or  disbursement  is  made.    Borrowers’  reimbursement  obligations  hereunder  shall  be  irrevocable  and  unconditional under all circumstances, including (w) any lack of validity or enforceability of any Letter  of Credit, this Agreement or any other Loan Document, (x) the existence of any claim, set-off, defense or  other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting),  Lender, any Participant, the applicable issuer under any Letter or Credit, or any other Person, whether in  connection  with  any  Letter  of  Credit,  this  Agreement,  any  other  Loan  Document,  the  transactions  contemplated herein or any unrelated transactions (including any underlying transaction between any  Loan Party and the beneficiary named in any Letter of Credit), (y) any lack of validity, sufficiency or  genuineness of any document which Lender or the applicable issuer has determined complies on its face  with the terms of the applicable Letter of Credit, even if such document should later prove to have been  forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue  or inaccurate in any respect, or (z) the surrender or impairment of any security for the performance or  observance of any of the terms hereof.  Any and all amounts paid by Lender and any Participant in  respect of a Letter of Credit will, at the election of Lender, be treated for all purposes as a Revolving  Loan, and bear interest, and be payable, in the same manner as a Revolving Loan.
1.6  Conditions of Making the Loans and Issuing Letters of Credit.  Lender’s obligation  to make any Loan or issue or cause any Letter of Credit to be issued under this Agreement is subject to  the following conditions precedent (as well as any other conditions set forth in this Agreement or any  other  Loan  Document),  all  of  which  must  be  satisfied  in  a  manner  acceptable  to  Lender  (and  as  applicable, pursuant to documentation which in each case is in form and substance acceptable to Lender)  as of each day that such Loan is made or such Letter of Credit is issued, as applicable:
(a) Loans and Letters of Credit Made and/or Issued on the Closing Date:  With
respect to Loans made, and/or Letters of Credit issued, on the Closing Date, (i) each applicable Loan  Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable  Persons to have duly executed and or delivered, to Lender such agreements, instruments, documents  and/or certificates listed on the closing checklist attached hereto as Exhibit B; (ii) Lender shall have  completed its business and legal due diligence pertaining to the Loan Parties, their respective businesses  and assets, with results thereof satisfactory to Lender in its sole discretion; (iii) after giving effect to such  Loans and Letters of Credit, as well as to the payment of all trade payables older than sixty (60) days past  due and the consummation of all transactions contemplated hereby to occur on the Closing Date, closing  costs and any book overdraft, Excess Availability shall be no less than $6,000,000; and (iv) Borrowers  shall have paid to Lender all fees due on the date hereof, and shall have paid or reimbursed Lender for all  of Lender’s costs, charges and expenses incurred through the Closing Date (and in connection herewith,  Borrowers hereby irrevocably authorize Lender to charge such fees, costs, charges and expenses as  Revolving Loans); and
(b) All Loans and/or Letters of Credit:  With respect to Loans made and/or Letters of
Credit issued, on the Closing Date and/or at any time thereafter, in addition to the conditions specified in  clause (a) above as applicable, (i) Borrowers shall have provided to Lender such information as Lender  may require in order to determine the Borrowing Base, as of such borrowing or issue date, after giving  effect to such Loans and/or Letters of Credit, as applicable; (ii) each applicable Loan Party shall have  duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have  duly executed and or delivered, to Lender such further agreements, instruments, documents, proxies and  certificates  as  Lender  may  require  in  connection  therewith;  (iii)  each  of  the  representations  and  warranties set forth in this Agreement, the Information Certificate(s) and in the other Loan Documents  shall be true and correct in all respects as of the date such Loan is made and/or such Letter of Credit is  issued (or to the extent any representations or warranties are expressly made solely as of an earlier date,  such representations and warranties shall be true and correct as of such earlier date), both before and  after giving effect thereto; and (iv) no Default or Event of Default shall be in existence, both before and  after giving effect thereto.

1.7  Repayments.
(a) Revolving Loans/Letters of Credit.  If at any time for any reason whatsoever
(including without limitation as a result of currency fluctuations) (i) the sum of the outstanding balance  of  all  Revolving  Loans  and  the  Letter  of  Credit  Balance  exceeds  the  lesser  of  (x)  the  Maximum  Revolving Facility Amount and (y) the Borrowing Base, or (ii) any of the Loan Limits for Revolving  Loans or Letters of Credit are exceeded, then in each case, Borrowers will immediately and jointly and  severally pay to Lender such amounts (or, with respect to the Letter of Credit Balance, provide cash  collateral to Lender in the manner set forth in clause (c) below) as shall cause Borrowers to eliminate  such excess.
(b) [Reserved].
(c) Maturity Date Payments / Cash Collateral.  All remaining outstanding monetary
Obligations (including, all accrued and unpaid fees described in the Fee Letter) shall be payable in full  on the Maturity Date. Without limiting the generality of the foregoing, if, on the Maturity Date, there are  any outstanding Letters of Credit, then on such date Borrowers shall provide to Lender cash collateral in  an amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including  estimated attorneys’ fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge  agreement in form and substance reasonably satisfactory to Lender.
(d) Currency Due.  If, notwithstanding the terms of this Agreement or any other Loan
Document, Lender receives any payment from or on behalf of Borrowers or any other Person in a  currency  other  than  the  Currency  Due,  Lender  may  convert  the  payment  (including  the  monetary  proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the  Currency Due at exchange rate selected by Lender in the manner contemplated by Section 6.3(b) and  Borrowers shall jointly and severally reimburse Lender on demand for all reasonable costs they incur  with respect thereto.  To the extent permitted by law, the obligation shall be satisfied only to the extent of  the amount actually received by Lender upon such conversion.
1.8  Prepayments / Voluntary Termination / Application of Prepayments.
(a) Certain Mandatory Prepayment Events. Borrowers shall be required to prepay the unpaid principal balance of the Revolving Loans on the date of each and every Prepayment Event  (and on any date thereafter on which proceeds pertaining thereto are received by any Loan Party), in each  case without any demand or notice from Lender or any other Person, all of which is hereby expressly  waived by Borrowers, in the amount of 100% of the proceeds (net of documented reasonable out-of- pocket costs and expenses incurred in connection with the collection of such proceeds, in each case  payable to Persons that are not Affiliates of any Loan Party) received by any Loan Party with respect to  such Prepayment Event; provided, that with respect to a Prepayment Event of the type described in  clause (b) of the definition of Prepayment Event, so long as no Default or Event of Default exists, to the  extent that the proceeds received by such Person as a result of such Prepayment Event do not exceed  $200,000 in the aggregate during any Fiscal Year and are actually applied within 180 days of such receipt  to (x) replace the property or assets subject to such Prepayment Event with property and/or assets  performing the same or similar functions or (y) repair, replace or reconstruct property and or assets  damaged by such Prepayment Event, such proceeds shall not be required to prepay the Loans pursuant to  this Section 1.8(a) (pending such reinvestment such proceeds shall be delivered to Lender to hold in an  escrow account).  Each such prepayment shall be subject to the Early Payment/Termination Premium in  the amount specified in the Fee Letter.

(b) [Reserved].
(c) [Reserved].
(d) [Reserved].
(e) Voluntary Termination of Loan Facilities.  Borrowers may, on at least sixty (60)
days prior and irrevocable written notice received by Lender, permanently terminate the Loan facilities  by repaying all of the outstanding Obligations, including all principal, interest and fees with respect to  the  Revolving  Loans,  and  an  Early  Payment/Termination  Premium  in  the  amount  specified  in  the  paragraph under the heading “Early Termination Fee” in the Fee Letter.  If, on the date of a voluntary  termination pursuant to this Section 1.8(e), there are any outstanding Letters of Credit, then on such date,  and as a condition precedent to such termination, Borrowers shall provide to Lender cash collateral in an  amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including  estimated attorneys’ fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge  agreement  in  form  and  substance  reasonably satisfactory  to Lender.  From and  after such date  of  termination, Lender shall have no obligation whatsoever to extend any additional Loans or Letters of  Credit and all of its lending commitments hereunder shall be terminated.
1.9  Obligations Unconditional.
(a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party and shall be independent of any defense or rights of set-off,  recoupment or counterclaim which any Loan Party or any other Person might otherwise have against  Lender or any other Person.  All payments required by this Agreement and/or the other Loan Documents  shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the  applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other  amounts and without abatement, diminution or set-off.  If any Loan Party is required by applicable law to  make such a deduction or withholding from a payment under this Agreement or under any other Loan  Document, such Loan Party shall pay to Lender such additional amount as is necessary to ensure that,  after the making of such deduction or withholding, Lender receives (free from any liability in respect of  any such deduction or withholding) a net sum equal to the sum which it would have received and so  retained had no such deduction or withholding been made or required to be made.  Each Loan Party shall  (i) pay the full amount of any deduction or withholding, which it is required to make by law, to the  relevant authority within the payment period set by applicable law, and (ii) promptly after any such  payment, deliver to Lender an original (or certified copy) official receipt issued by the relevant authority  in respect of the amount withheld or deducted or, if the relevant authority does not issue such official  receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable  to Lender.
(b) If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection  Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection  therewith, or (y) all requests, rules, guidelines or directives promulgated by the Bank for International  Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the  United States regulatory authorities, in each case for purposes of this clause (y) pursuant to Basel III,  regardless of the date enacted, adopted or issued), (i) any change in any existing law, regulation, treaty or  directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive  enacted or application thereof, or (iii) compliance by Lender with any request or directive (whether or  not having the force of law) from any Governmental Authority, central bank or comparable agency (A)

subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind  whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender  of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net  income taxes, imposed generally by federal, state, local or other taxing authorities with respect to interest  or fees payable hereunder or under any other Loan Document or changes in the rate of tax on the overall  net income of Lender or its members), or (B) imposes on Lender any other condition or increased cost in  connection with the transactions contemplated thereby or participations therein, and the result of any of  the foregoing is to increase the cost to Lender of making or continuing any Loan or Letter of Credit or to  reduce any amount receivable hereunder or under any other Loan Documents, then, in any such case,  Borrowers shall promptly and jointly and severally pay to Lender, when notified to do so by Lender, any  additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or  reduced amount as determined by Lender.  Each such notice of additional amounts payable pursuant to  this Section 1.9(b) submitted by Lender to  Borrowing Agent shall, absent manifest error, be final,  conclusive and binding for all purposes.
(c) This Section 1.9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.
1.10  Reversal of Payments.  To the extent that any payment or payments made to or received  by  Lender  pursuant  to  this  Agreement  or  any  other  Loan  Document  are  subsequently  invalidated,  declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or  other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent  thereof, such amounts (and all Liens, rights and remedies therefore) shall be revived as Obligations  (secured by all such Liens) and continue in full force and effect under this Agreement and under the other  Loan Documents as if such payment or payments had not been received by Lender.  This Section 1.10  shall remain operative even after the Termination Date and shall survive the payment in full of all of the  Obligations.
2.    INTEREST AND FEES; LOAN ACCOUNT.
2.1  Interest.  All Loans and other monetary Obligations shall bear interest at the interest rate(s) set forth in Section 3 of Schedule A, and accrued interest shall be payable (a) on the first day of  each month in arrears, (b) upon a prepayment of such Loan in accordance with Section 1.8, and (c) on the  Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, all  Loans and other monetary Obligations shall bear interest at a rate per annum equal to four (4) percentage  points in excess of the rate otherwise applicable thereto, and all such interest shall be payable on demand.   Changes in the interest rate shall be effective as of the date of any change in the Base Rate.
2.2  Fees.  Borrowers shall jointly and severally pay Lender the fees set forth in the Fee  Letter on the dates set forth therein, which fees are in addition to all fees and other sums payable by  Borrowers or any other Person to Lender under this Agreement or under any other Loan Document, and,  in each case are not refundable once paid.
2.3  Computation of Interest and Fees.  All interest and fees shall be calculated daily on the  outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.
2.4  Loan  Account;  Monthly  Accountings.    Lender  shall  maintain  a  loan  account  for  Borrowers reflecting all outstanding Loans and the Letters of Credit Balance, along with interest accrued  thereon and such other items reflected therein (the “Loan Account”), and shall provide Borrowing Agent  with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrowing Agent on

Passport 6.0. Absent manifest error, each accounting shall be deemed correct, accurate and binding on  Borrowers  and  an  account  stated  (except  for  reverses  and  reapplications  of  payments  made  and  corrections of errors discovered by Lender), unless Borrowing Agent notifies Lender in writing to the  contrary within thirty (30) days after such account is rendered, describing the nature of any alleged errors  or  omissions.    However,  Lender’s  failure  to  maintain  the  Loan  Account  or  to  provide  any  such  accounting shall not affect the legality or binding nature of any of the Obligations.  Interest, fees and  other monetary Obligations due and owing under this Agreement (including fees and other amounts paid  by Lender to issuers of Letters of Credit) may, in Lender’s discretion, be charged to the Loan Account,  and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other  Revolving Loans.
2.5  Further  Obligations;  Maximum  Lawful  Rate.    With  respect  to  all  monetary  Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise  hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the  rate(s) in effect from time to time with respect to the applicable Loan and shall be payable upon demand  by Lender.  In no event shall the interest charged with respect to any Loan or any other Obligation exceed  the maximum amount permitted under applicable law.  Notwithstanding anything to the contrary herein  or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other  Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted  under  any  applicable  law  to  be  charged  (the  “Maximum  Lawful  Rate”),  then  for  so  long  as  the  Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be  equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than  the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay  interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and  other such amounts received is equal to the total interest and other such amounts which would have been  received had the Stated Rate been (but for the operation of this provision) the interest rate payable or  such other amounts payable.  Thereafter, the interest rate and such other amounts payable shall be the  Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which  event this provision shall again apply.  In no event shall the total interest or other such amounts received  by Lender exceed the amount which it could lawfully have received had the interest and other such  amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the  prior sentence, Lender has received interest or other such amounts hereunder in excess of the Maximum  Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans  or  to  other  Obligations  (other  than  interest)  payable  hereunder,  and  if  no  such  principal  or  other  Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers.  In  computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such  interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of  days in the year in which such calculation is made.
3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.
3.1  Grant of Security Interest. To secure the full payment and performance of all of the  Obligations, each Loan Party hereby assigns to Lender and grants to Lender a continuing security interest  in all property of such Loan Party, whether tangible or intangible, real or personal, now or hereafter  owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible  for lending purposes, including:  (a) all Accounts (whether or not Eligible Accounts) and all Goods  whose sale, lease or other disposition by such Loan Party has given rise to Accounts and have been  returned to, or repossessed or stopped in transit by, such Loan Party; (b) all Chattel Paper (including  Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications,  trademarks,  trademark  applications,  trade  names,  trade  secrets,  goodwill,  copyrights,  copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims,  claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security  interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible  Inventory); (d) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care- Insurance Receivables, vehicles, and Fixtures; (e) all Investment Property, including, without limitation,  all rights, privileges, authority, and powers of such Loan Party as an owner or as a holder of Pledged  Equity, including, without limitation, all economic rights, all control rights, authority and powers, and all  status rights of such Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer;  (f)  all  Deposit  Accounts,  bank  accounts,  deposits  and  cash; (g)  all Letter-of-Credit Rights; (h)  all  Commercial  Tort  Claims  listed  in  Section  40  of  the  Information  Certificate(s);  (i)  all  Supporting  Obligations; (j) any other property of such Loan Party now or hereafter in the possession, custody or  control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any Participant with  Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge,  transmission or otherwise), and (k) all additions and accessions to, substitutions for, and replacements,  products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the  foregoing property, and all of such Loan Party’s books and records relating to any of the foregoing and to  such Loan Party’s business.
3.2  Possessory Collateral. Promptly, but in any event no later than five (5) Business Days  after any Loan Party’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or  Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated  securities, such Loan Party shall deliver the original thereof to Lender together with an appropriate  endorsement  or  other  specific  evidence  of  assignment  thereof  to  Lender  (in  form  and  substance  acceptable to Lender).  If an endorsement or assignment of any such items shall not be made for any  reason, Lender is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest)  for each Loan Party, to endorse or assign the same on such Loan Party’s behalf.
3.3  Further Assurances.
(a) Each Loan Party will, at the time that any Loan Party forms any direct or indirect
Subsidiary or acquires any direct or indirect domestic Subsidiary after the Closing Date, or at any time  when the Inactive Subsidiary shall cease to satisfy any of the requirements for an Inactive Subsidiary,  within ten (10) days of such event (or such later date as permitted by Lender in its sole discretion) (i)   cause such Subsidiary to become a Loan Party and to grant Lender a first priority Lien (subject to  Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (ii) provide, or cause  the applicable Loan Party to provide, to Lender a pledge agreement and appropriate certificates and  powers  or financing statements,  pledging all of the  direct or beneficial ownership interest in such  Subsidiary  in  form  and  substance  reasonably  satisfactory  to  Lender  (which  pledge,  if  reasonably  requested by Lender, shall be governed by the laws of the jurisdiction of such Subsidiary), and (iii)  provide  to  Lender  all  other  documentation,  including  one  or  more  opinions  of  counsel  reasonably  satisfactory to Lender, which, in its opinion, is appropriate with respect to the execution and delivery of  the applicable documentation referred to above (including policies of title insurance, flood certification  documentation or other documentation with respect to all real property owned in fee and subject to a  mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 3.3 shall  constitute a Loan Document.
(b) Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Lender, execute or deliver to Lender any and all financing statements,  fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Lender may reasonably request in form and  substance reasonably satisfactory to Lender, to create, perfect, and continue to be perfected or to better  perfect Lender’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter  arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of  Lender in any real property acquired by any other Loan Party with a fair market value in excess of  $100,000, and in order to fully consummate all of the transactions contemplated hereby and under the  other Loan Documents.  To the maximum extent permitted by applicable law, if any Borrower or any  other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents  within a reasonable period of time following the request to do so, each Borrower and each other Loan  Party hereby authorizes Lender to execute any such Additional Documents in the applicable Loan Party’s  name and authorizes Lender to file such executed Additional Documents in any appropriate filing office.
(c) Each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable  Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and  instruments as Lender shall deem reasonably necessary in order to (i) carry out the intent and purposes of  the Loan Documents and the transactions contemplated thereby, (ii) establish, create, preserve, protect  and perfect a first priority Lien (subject only to Permitted Liens) in favor of Lender in all Collateral  (wherever located) from time to time owned by the Loan Parties, (iii) cause each Loan Party to guarantee  all of the Obligations, all pursuant to documentation that is in form and substance satisfactory to Lender  in its Permitted Discretion and (iv) facilitate the collection of the Collateral.  Without limiting the  foregoing,  each  Loan  Party  shall,  at  its  own  cost  and  expense,  promptly  and  duly  take,  execute,  acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable  Person to take, execute, acknowledge and deliver) to Lender all promissory notes, security agreements,  agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor  agreements  and  other agreements,  instruments  and  documents,  in each case in form and substance  reasonably acceptable to Lender, as Lender may request from time to time to perfect, protect, and  maintain Lender’s security interests in the Collateral, including the required priority thereof, and to fully  carry out the transactions contemplated by the Loan Documents.
3.4  UCC Financing Statements.  Each Loan Party authorizes Lender to file, transmit, or  communicate, as applicable, from time to time, Uniform Commercial Code financing statements, along  with amendments and modifications thereto, in all filing offices selected by Lender, listing such Loan  Party as the debtor and Lender as the secured party, and describing the collateral covered thereby in such  manner as Lender may elect, including using descriptions such as “all personal property of debtor” or “all  assets of debtor” or words of similar effect. Each Loan Party also hereby ratifies its authorization for  Lender to have filed in any filing office any financing statements filed prior to the date hereof.
4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS, AND APPRAISALS.
4.1  Lock Boxes and Blocked Accounts.  Each Loan Party hereby represents and warrants  that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party as  of the Closing Date are described in Section 39 of the Information Certificate(s), which description  includes for each such account the name of the Loan Party maintaining such account, the name, of the  financial institution at which such account is maintained, the account number, and the purpose of such  account.  After the Closing Date, no Loan Party shall open any new Deposit Accounts or any other  depositary or other accounts without the prior written consent of Lender and without updating Section 39  of the Information Certificate(s) to reflect such Deposit Accounts or other accounts, as applicable.  No  Deposit Accounts or other accounts of any Loan Party shall at any time constitute a Restricted Account other than  accounts  expressly indicated  on Section 39  of the  Information Certificate(s) as being a  Restricted Account (and each Loan Party hereby represents and warrants that each such account shall at  all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted  Account).  Each Loan Party will, at its expense, establish (and revise from time to time as Lender may  require) procedures acceptable to Lender, in Lender’s Permitted Discretion, for the collection of checks,  wire  transfers  and  all  other  proceeds  of  all  of  such  Loan  Party’s  Accounts  and  other  Collateral  (“Collections”), which shall include (a) directing all Account Debtors to send all Account proceeds  directly to a post office box designated by Lender either in the name of such Loan Party (but as to which  Lender has exclusive access) or, at Lender’s option, in the name of Lender (a “Lock Box”), and/or (b)  depositing all Collections received by such Loan Party into one or more bank accounts maintained in the  name of such Loan Party (but as to which Lender has exclusive access) or, at Lender’s option, in the  name  of  Lender  (each,  a  “Blocked  Account”),  under  an  arrangement  acceptable  to  Lender with a  depository bank acceptable to Lender, pursuant to which all funds deposited into each Blocked Account  are to be transferred to Lender in such manner, and with such frequency, as Lender shall specify, and/or  (c) a combination of the foregoing.  Each Loan Party agrees to execute, and to cause its depository banks  and other account holders to execute, such Lock Box and Blocked Account control agreements and other  documentation as Lender shall require from time to time in connection with the foregoing, all in form and  substance acceptable to Lender, and in any event such arrangements and documents must be in place on  the date hereof with respect to accounts in existence on the date hereof, or prior to any such account  being opened with respect to any such account opened after the date hereof, in each case excluding  Restricted Accounts.  At the request of Lender, each Loan Party shall provide Lender with online read- only access to such Loan Party’s Deposit Accounts and maintain such access in effect for Lender  throughout the term of this Agreement and until all Obligations have been paid in full, all in a manner  acceptable to Lender in its Permitted Discretion.  Prior to the Closing Date, Borrowing Agent shall  deliver to Lender a complete and executed Authorized Accounts form regarding Borrowers’ operating  account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto.
4.2  Application of Payments.  All amounts paid to or received by Lender in respect of the  monetary Obligations, from whatever source (whether from  any Borrower or any other Loan Party  pursuant to such other Loan Party’s guaranty of the Obligations, any realization upon any Collateral, or  otherwise) shall, unless otherwise directed by Borrowing Agent with respect to any particular payment  (unless an Event of Default shall then be continuing, in which event Lender may disregard Borrowing  Agent’s direction), be applied by Lender to the Obligations in such order as Lender may elect, and absent  such election shall be applied as follows:
(a) FIRST,  to  reimburse  Lender  for  all  out-of-pocket  costs  and  expenses,  and  all indemnified  losses,  incurred  by  Lender  which  are  reimbursable  to  Lender  in  accordance  with  this  Agreement and/or any of the other Loan Documents,
(b) SECOND, to any accrued but unpaid interest on any Protective Advances,
(c) THIRD, to the outstanding principal of any Protective Advances,
(d) FOURTH, to any accrued but unpaid fees owing to Lender under this Agreement and/or any other Loan Documents,
(e) FIFTH, to any unpaid accrued interest on the Obligations,
(f)  SIXTH, to the outstanding principal of the Obligations, and, to the extent required by this Agreement, to cash collateralize the Letter of Credit Balance, and

(g) SEVENTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by  Lender in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid  over  to  Borrowers  or  such  other  Person(s)  as  may  be  legally  entitled  thereto.    For  purposes  of  determining the Borrowing Base, such amounts will be credited to the Loan Account and the Collateral  balances to which they relate upon Lender’s receipt of an advice from Lender’s Bank (set forth in  Section 5 of Schedule A) that such items have been credited to Lender’s account at Lender’s Bank (or  upon Lender’s deposit thereof at Lender’s Bank in the case of payments received by Lender in kind), in  each case subject to final payment and collection.  However, for purposes of computing interest on the  Obligations, such items shall be deemed applied by Lender three (3) Business Days after Lender’s receipt  of advice of deposit thereof at Lender’s Bank.
4.3  Notification; Verification. Lender or its designee may, from time to time, whether or  not a Default or Event of Default has occurred and is continuing (except as otherwise specified below):   (a) verify directly with the Account Debtors of the Loan Parties (or by any reasonable manner and  through any reasonable medium Lender considers advisable in the exercise of its Permitted Discretion)  the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Parties, by  means of mail, telephone or otherwise, either in the name of the applicable Loan Party or Lender or such  other name as Lender may choose, (b) notify Account Debtors of the Loan Parties that Lender has a  security interest in the Accounts of the Loan Parties,  (c) if an Event of Default has occurred and is  continuing, require any Loan Party to cause all invoices and statements which it sends to Account  Debtors or other third parties to be marked, in a manner satisfactory to Lender, to reflect Lender’s  security interest therein and payment instructions acceptable to Lender, (d) if an Event of Default has  occurred and is continuing, direct such Account Debtors to make payment thereof directly to Lender;  such notification to be sent on the letterhead of such Loan Party and substantially in the form of Exhibit  E annexed hereto, and (e) demand, collect or enforce payment of any Accounts and Chattel Paper (but  without any duty to do so). Each Loan Party hereby authorizes Account Debtors to make payments  directly to Lender and to rely on notice from Lender without further inquiry.  Lender may on behalf of  each Loan Party endorse all items of payment received by Lender that are payable to such Loan Party for  the purposes described above.
4.4  Power of Attorney.  Each Loan Party hereby grants to Lender an irrevocable power of  attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers,  employees, attorneys or agents), at Lender’s option (and solely with respect to any actions taken by  Lender under Section 4.4(a) below, in the exercise of its Permitted Discretion), but without obligation,  with or without notice to such Loan Party, and at such Loan Party’s expense, to do any or all of the  following, in such Loan Party’s name or otherwise:
(a) (i) execute on behalf of such Loan Party any documents that Lender may deem advisable in order to perfect, protect and maintain Lender’s security interests, and priority thereof, in the  Collateral (including such financing statements and continuation financing statements, and amendments  or other modifications thereto, as Lender shall deem necessary or appropriate); (ii) endorse such Loan  Party’s name on all checks and other forms of remittances received by Lender; (iii) pay any sums  required on account of such Loan Party’s taxes or to secure the release of any Liens therefor; (iv) pay any  amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14; (v)  receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds  of Collateral; (vi) receive, open and process all mail addressed to such Loan Party at any post office  box/lockbox maintained by Lender for such Loan Party or at any other business premises of Lender with  Collections to be promptly transferred to the Blocked Account and any mail unrelated to Collections to  be promptly remitted to such Loan Party along with copies of all other mail addressed to such Loan Party and received by Lender, and (vii) endorse or assign to Lender on such Loan Party’s behalf any portion of  Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any  such items is not made by Borrowers pursuant to Section 3.2; and
(b) After the occurrence and during the continuance of an Event of Default and subject to the terms and conditions of Section 7 of this Agreement; (i) execute on behalf of such Loan Party any  document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or  lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Lender  has an interest; (ii) execute on behalf of such Loan Party any invoices relating to any Accounts, any draft  against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any  assignment or satisfaction of mechanic’s, materialman’s or other Lien; (iii) except as otherwise provided  in Section 4.3 hereof, execute on behalf of such Loan Party any notice to any Account Debtor; (iv) pay,  contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the  Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the  same; (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel  Paper and General Intangibles for less than face value and execute all releases and other documents in  connection therewith; (vi) settle and adjust, and give releases of, any insurance claim that relates to any  of the Collateral and obtain payment therefor; (vii) instruct any third party having custody or control of  any Collateral or books or records belonging to, or relating to, such Loan Party to give Lender the same  rights of access and other rights with respect thereto as Lender has under this Agreement or any other  Loan Document; (viii) change the address for delivery of such Loan Party’s mail; (ix) vote any right or  interest with respect to any Investment Property; and (x) instruct any Account Debtor to make all  payments due to such Loan Party directly to Lender.
Any  and  all  sums  paid,  and  any  and  all  costs,  expenses,  liabilities,  obligations  and  reasonable  attorneys’ fees incurred, by Lender with respect to the foregoing shall be added to and become part of  the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest  interest rate applicable to any of the Obligations at such time. Each Loan Party agrees that Lender’s  rights under the foregoing power of attorney and/or any of Lender’s other rights under this Agreement  or the other Loan Documents shall not be construed to indicate that Lender is in control of the  business, management or properties of such Loan Party.
4.5  Disputes.    Each  Loan Party  shall promptly notify Lender of all disputes or claims  relating to its Accounts and Chattel Paper.  Each Loan Party agrees that it will not, without Lender’s  prior written consent, compromise or settle any of its Accounts or Chattel Paper for less than the full  amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release  (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or  Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like  with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Lender during  the existence of a Default or an Event of Default) such Loan Party may take any of such actions in the  ordinary course of its business consistent with past practices, provided, that Borrowers promptly report  the same to Lender.
4.6  Inventory.
(a) Returns. No Loan Party will accept returns of any Inventory from any Account
Debtor except in the ordinary course of its business.  In the event the value of returned  Inventory in any  one calendar month exceeds $50,000 (collectively for all Loan Parties), Borrowers will immediately  notify Lender (which notice shall specify the value of all such returned Inventory, the reasons for such  returns, and the locations and the condition of such returned Inventory).

(b) Sale on Return, etc.  No Loan Party will, without Lender’s prior written consent, at any time, sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis.
(c) Fair  Labor  Standards  Act.    Each  Loan  Party  represents  and  warrants,  and
covenants that at all times, that all of the Inventory of each Loan Party has been, at all times will be,  produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and  orders promulgated thereunder.
4.7  Access to Collateral, Books and Records.  At reasonable times and, so long as no  Default or Event of Default has occurred and is continuing, with reasonable notice, Lender and/or its  representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy  each Loan Party’s books and records.  Each Loan Party agrees to give Lender access to any or all of such  Loan Party’s, and each of its Subsidiaries’, premises to enable Lender to conduct such inspections and  examinations.  Such inspections and examinations shall be at Borrowers’ expense and the charge therefor  shall be $1,200 per person per day, plus out-of-pocket expenses; provided, that Lender shall conduct such  field inspections and examinations no more frequently than once per Fiscal Quarter and Borrowers shall  not be obligated to pay more than $10,000 per Fiscal Year for costs and expenses relating to field  examinations; provided further, however, that the foregoing limitations on the frequency of and on  Borrowers’ obligation to pay for costs and expenses relating to field inspections and examinations shall  not apply to costs and expenses incurred in connection with (i) the field examination conducted prior to  the Closing Date, (ii) any field examination conducted in connection with a Permitted Acquisition, or  (iii) any field examination commenced while an Event of Default exists. Upon the occurrence and during  the continuance of an Event of Default, Lender may, at Borrowers’ expense, use each Loan Party’s  personnel,  computer  and  other  equipment,  programs,  printed  output  and  computer  readable  media,  supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its  sole discretion, deems appropriate. Each Loan Party hereby irrevocably authorizes all accountants and  other financial professional third parties to disclose and deliver to Lender, at Borrowers’ expense, all  financial information, books and records, work papers, management reports and other information in  their possession regarding the Loan Parties.
4.8  Appraisals. Each Loan Party will permit Lender and each of its representatives or  agents to conduct appraisals and valuations of the Collateral at such times and intervals as Lender may  designate. So long as no Event of Default has occurred and is continuing, Lender shall not conduct more  than one (1) appraisal and valuation in any Fiscal Year, and any such appraisal and valuation shall be at  Lender’s expense. Lender may conduct additional appraisals and valuations during the existence of an  Event of Default, and any such appraisals and valuations shall be at Borrower’s expense.
5.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
To induce Lender to enter into this Agreement,  each Loan Party represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i)  will be made as of the date hereof and be deemed remade as of each date on which any Loan is made  or Letter of Credit is issued (except to the extent any such representation or warranty expressly relates  only to any earlier and/or specified date, in which case such representation or warranty will be made  as of such earlier and/or specified date), and (ii) shall not be affected by any knowledge of, or any  investigation by, Lender, and (b) each such covenant shall continuously apply with respect to all times  commencing on the date hereof and continuing until the Termination Date):
    5.1  Existence and Authority. Each Loan Party is duly organized or incorporated, validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of organization

(which jurisdiction is identified in Section 3 of the Information Certificate(s)) and is qualified to do  business in each jurisdiction in which the operation of its business requires that it be qualified (which  each such jurisdiction is identified in Section 15 of the Information Certificate(s)), except where the  failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Each  Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and  effect  such  Person’s  valid  existence  and  good  standing  (or equivalent status)  in its  jurisdiction of  organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good  standing with respect to all other jurisdictions in which it is qualified to do business and any rights,  franchises,  permits,  licenses,  accreditations,  authorizations,  or  other  approvals  material  to  their  businesses.  Each Loan Party has all requisite power and authority to own and operate its properties, to  carry  on  its  business  as  now  conducted  and  as  proposed  to be  conducted,  to enter into the  Loan  Documents to which it is a party and to carry out the transactions contemplated thereby. The execution,  delivery and performance by each Loan Party of this Agreement and all of the other Loan Documents to  which such Loan Party is a party have been duly and validly authorized, do not violate such Loan Party’s  Organic Documents, or any law or any agreement or instrument or any court order which is binding upon  any  Loan  Party  or  its  property,  do  not  constitute  grounds  for acceleration of any Indebtedness or  obligation under any agreement or instrument which is binding upon any Loan Party or its property, and  do not require the consent of any Person.  No Loan Party is required to obtain any government approval,  consent, or authorization from, or to file any declaration or statement with, any Governmental Authority  in connection with or as a condition to the execution, delivery or performance of any of the Loan  Documents (other than any required post-closing filings with the Securities and Exchange Commission).   This Agreement and each of the other Loan Documents have been duly executed and delivered by, and  are enforceable against, each of the Loan Parties who have signed them, in accordance with their  respective  terms,  except  as  such  enforceability  may  be  limited  by  (a)  bankruptcy,  insolvency,  reorganization,  moratorium  or  similar  laws  of  general  applicability  affecting  the  enforcement  of  creditors’ rights and (b) the application of general principles of equity (regardless of whether such  enforceability  is  considered  in  a  proceeding  in  equity  or  at  law).    Section 18  of  the  Information  Certificate(s) sets forth the ownership of each Borrower.  Section 20 of the Information Certificate(s) sets  forth the ownership of each of Borrowers’ Subsidiaries.
5.2  Names; Trade Names and Styles.  The name of each Loan Party set forth in Section 1  of each Information Certificate(s) is its correct and complete legal name as of the date hereof, and no  Loan Party has used any other name at any time in the past five years, or at any time will use any other  name, in any tax filing made in any jurisdiction.  Listed in Section 8 of the Information Certificate(s) are  all prior names used by each Loan Party at any time in the past five years.  Listed in Section 7 of the  Information Certificate(s) are all of the present and prior trade names used by any Loan Party at any time  in the past five years.  Borrowers shall give Lender at least ten (10) days’ prior written notice (and will  deliver an updated Section 7 or Section 8 of the Information Certificate(s), as applicable, to reflect the  same) of any change in the legal name or trade name of any Borrower or any other Loan Party.
5.3  Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party has,  and at all times will continue to have, good and marketable title to all of the Collateral.  The Collateral  now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens.   Lender now has, and will at all times continue to have, a first-priority perfected and enforceable security  interest in all of the Collateral, and each Loan Party will at all times defend Lender and the Collateral  against all claims of others.  None of the Collateral which is Equipment is, or will at any time, be affixed  to any real property that is not subject to a mortgage in favor of Lender in such a manner, or with such  intent,  as  to  become  a  fixture.    Except  for  leases  or  subleases  as  to  which  Borrowers  shall  use  commercially  reasonable  efforts  to  deliver  to  Lender  a  landlord’s  waiver  in  form  and  substance  satisfactory to Lender, no Loan Party is or will be a lessee or sublessee under any real property lease or sublease.  Except for warehouses as to which Borrowers shall use commercially reasonable efforts to  deliver to Lender a warehouseman’s waiver in form and substance satisfactory to Lender, no Loan Party  is or will at any time be a bailor of any Goods at any warehouse or otherwise.  Prior to causing or  permitting any Collateral to at any time be located upon premises other than the locations listed in  Sections  27-32 of the  Information Certificate(s), in which  any third party (including any landlord,  warehouseman, or otherwise) has an interest, Borrowers shall give Lender prior written notice thereof  and the applicable Loan Party shall use commercially reasonable efforts to cause each such third party to  execute and deliver to Lender, in form and substance acceptable to Lender, such waivers, collateral  access agreements, and subordinations as Lender shall specify, so as to, among other things, ensure that  Lender’s rights in the Collateral are, and will at all times continue to be, superior to the rights of any such  third party and that Lender has access to such Collateral.  Each applicable Loan Party will keep at all  times in full force and effect, and will comply in all material respects at all times with all the terms of,  any lease of real property where any of the Collateral now or in the future may be located.
5.4  Accounts, Chattel Paper and Inventory.
(a) As of each date reported by Borrowers, all Accounts which Borrowers have then reported to Lender as then being Eligible Accounts comply in all respects with the criteria for eligibility  set forth in the definition of Eligible Accounts.  All such Accounts and Chattel Paper are genuine and in  all respects what they purport to be, arise out of a completed, bona fide and unconditional and non- contingent sale and delivery of goods or rendition of services by Borrowers in the ordinary course of its  business and in accordance with the terms and conditions of all purchase orders, contracts or other  documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any  contract or other document giving rise to such Accounts and Chattel Paper were executed, and the  transactions  giving  rise  to  such  Accounts  and  Chattel  Paper  comply  with  all  applicable  laws  and  governmental rules and regulations.
(b) As of each date reported by Borrowers, all Inventory which Borrowers have then reported to Lender as then being Eligible Inventory complies in all respects with the criteria for eligibility  set forth in the definition of Eligible Inventory.
5.5  Electronic Chattel Paper.  To the extent that any Loan Party obtains or maintains any  Electronic Chattel Paper, such Loan Party shall at all times create, store and assign the record or records  comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the  record  or  records  exists  which  is  unique,  identifiable  and  except  as  otherwise  provided  below,  unalterable, (b) the authoritative copy identifies Lender as the assignee of the record or records, (c) the  authoritative copy is communicated to and maintained by Lender or its designated custodian, (d) copies  or revisions that add or change an identified assignee of the authoritative copy can only be made with the  participation of Lender, (e) each copy of the authoritative copy and any copy of a copy is readily  identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is  readily identifiable as an authorized or unauthorized revision.
5.6  Capitalization; Investment Property.
(a) No Loan Party, directly or indirectly, owns, or shall at any time own, any Equity
Interests of any other Person except as set forth in Sections 20 and 41 of the Information Certificate(s),  which such Sections of the Information Certificate(s) list all Investment Property owned by each Loan  Party.

(b) None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be  subject.
(c) The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding Equity Interests of each Issuer owned by such Loan Party.
(d) All of the Pledged Equity has been duly and validly issued and is fully paid and non-
assessable, and the holders thereof are not entitled to any preemptive, first refusal, or other similar rights.   There are no outstanding options, warrants or similar agreements, documents, or instruments with respect  to any of the Pledged Equity.
(e) Each Loan Party has caused each Issuer to amend or to otherwise modify its Organic
Documents, books, records, and related agreements, documents, and instruments, as applicable, to reflect  the rights and interests of Lender hereunder, and to the extent required to enable and empower Lender to  exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other  Investment Property.
(f)  Each Loan Party will take any and all actions required or requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any Investment Property in a manner  acceptable to Lender and (ii) obtain from any Issuers and such other Persons as Lender shall specify, for  the benefit of Lender, written confirmation of Lender’s exclusive control over such Investment Property  and take such other actions as Lender may request to perfect Lender’s security interest in any Investment  Property.  For purposes of this Section 5.6, Lender shall have exclusive control of Investment Property if  (A) pursuant  to  Section 3.2,  such  Investment  Property  consists  of  certificated  securities  and  the  applicable Loan Party delivers such certificated securities to Lender (with all appropriate endorsements);  (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party  delivers  such  uncertificated  securities  to  Lender  or  (y) the  Issuer  thereof  agrees,  pursuant  to  documentation  in  form  and  substance  satisfactory  to  Lender,  that  it  will  comply  with  instructions  originated by Lender without further consent by the applicable Loan Party, and (C) such Investment  Property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or  (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance  satisfactory to Lender, that it will comply with entitlement orders originated by Lender without further  consent  by  the  applicable  Loan  Party.    Each  Loan  Party  that  is  a  limited  liability  company  or  a  partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the  provisions of Section 8-103 of the UCC to provide that its Equity Interests are securities governed by  Article 8 of the UCC.
(g) No  Loan  Party  owns,  or  has  any  present  intention  of  acquiring,  any  “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors  of the Federal Reserve System (herein called “margin security” and “margin stock”).  None of the  proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or  for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or  carry,  any  margin  security  or  margin  stock  or  for  any  other  purpose  which  might  constitute  the  transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X,  or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve  System or the Exchange Act, or any rules or regulations promulgated under such statutes.
(h) [Reserved].

(i)  No Loan Party shall take, or fail to take, any action that would in any manner impair the value or the enforceability of Lender’s Lien on any of the Investment Property, or any of Lender’s  rights  or  remedies  under  this  Agreement or any other Loan Document with respect to any of the  Investment Property.
(j)  In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of
Section 7.3(g)(iii) of this Agreement shall apply to such Loan Party with respect to all actions that may  be required of it pursuant to such Section 7.3(g)(iii) regarding the Investment Property issued by it.
5.7  Commercial Tort Claims.  No Loan Party has any Commercial Tort Claims pending  other than those listed in Section 40 of the Information Certificate(s), and each Loan Party shall promptly  (but in any case no later than five (5) Business Days thereafter) notify Lender in writing upon incurring  or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party.  Such  notice shall constitute such Loan Party’s authorization to amend such Section 40 to add such Commercial  Tort Claim and shall automatically be deemed to amend such Section 40 to include such Commercial  Tort Claim.
5.8  Jurisdiction of Organization; Location of Collateral.  Sections 14 and 27-32 of the  Information Certificate(s) set forth (a) each place of business of each Loan Party (including its chief  executive office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each  Loan Party is kept, and (c) whether each such Collateral location and/or place of business (including each  Loan Party’s chief executive office) is owned by a Loan Party or leased (and if leased, specifies the  complete name and notice address of each lessor).  No Collateral is located outside the United States or  in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in  Sections 27-32 of the Information Certificate(s). Each Loan Party will give Lender at least thirty (30)  days’ prior written notice before changing its jurisdiction of organization, opening any additional place  of business or changing its chief executive office or the location of its books and records.
5.9  Financial Statements and Reports; Solvency.
(a) All financial statements delivered to Lender by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP and fairly reflect in all material  respects the financial condition of each Loan Party and its Subsidiaries covered thereby, at the times and  for the periods therein stated.
(b) As of the date hereof (after giving effect to the Loans and Letters of Credit to be made or issued on the date hereof, and the consummation of the transactions contemplated hereby), and  as of each other day that any Loan or Letter of Credit is made or issued (after giving effect thereof), (i)  the fair saleable value of all of the assets and properties of each Loan Party, individually, exceeds the  aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities), (ii) each  Loan Party, individually, is solvent and able to pay its debts as they come due, (iii) each Loan Party,  individually, has sufficient capital to carry on its business as now conducted and as proposed to be  conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of  its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or  insolvency law, and (v) no Loan Party has knowledge of any Person contemplating the filing of any such  petition against any Loan Party.
5.10  Tax Returns and Payments; Pension Contributions.  Each Loan Party has timely filed  all tax returns and reports required by applicable law, has timely paid all applicable Taxes, assessments,  deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable. Each Loan Party may, however, defer payment of any contested taxes;  provided, that such Loan Party (a) in good faith contests its obligation to pay such Taxes by appropriate  proceedings  promptly and  diligently instituted  and  conducted; (b) notifies Lender in writing of the  commencement of, and any material development in, the proceedings; (c) posts bonds or takes any other  commercially reasonable steps required to keep the contested taxes from becoming a Lien upon any of  the Collateral and (d) maintains adequate reserves therefor in conformity with GAAP.  No Loan Party is  aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes  becoming due and payable by any Loan Party.  Each Plan is in compliance in all material respects with  the applicable provisions of ERISA, the Code and other applicable laws.  Each Plan is in compliance in  all material respects with the applicable provisions of ERISA, the Code and other applicable laws.  Each  Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable  determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such  Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by  the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or  an application for such a letter is currently being processed by the Internal Revenue Service.  To the best  knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax- qualified status. There are no pending or, to the best knowledge of any Loan Party or any ERISA  Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect  to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in  excess of $100,000 on any Loan Party.  There has been no prohibited transaction or violation of the  fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected  to result in liabilities individually or in the aggregate on any Loan Party in excess of $100,000.  No  ERISA Event has occurred, and no Loan Party or any ERISA Affiliate is aware of any fact, event or  circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to  any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in  the aggregate in excess of $100,000. Each Loan Party and each ERISA Affiliate has met all applicable  requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the  minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each  case except as could not reasonably be expected to result in liabilities individually or in the aggregate to  any Loan Party or any ERISA Affiliate in excess of $100,000.  As of the most recent valuation date for  any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code)  is 60% or higher and no Loan Party or any ERISA Affiliate knows of any facts or circumstances that  could reasonably be expected to cause the funding target attainment percentage for any such plan to drop  below 60% as of the most recent valuation date; no Loan Party or any ERISA Affiliate has incurred any  liability to the PBGC other than for the payment of premiums, and there are no premium payments which  have become due that are unpaid, except as could not reasonably be expected to result in liabilities  individually or in the aggregate to any Loan Party or ERISA Affiliate in excess of $100,000.  No Loan  Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or  Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually  or in the aggregate to the Loan Parties in excess of $100,000.  No Pension Plan has been terminated by  the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that  could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to  terminate any Pension Plan except as could not reasonably be expected to result in liabilities individually  or in the aggregate to the Loan Parties in excess of $100,000.
5.11  Compliance with Laws; Intellectual Property; Licenses.
(a) Each Loan Party has complied, and will continue at all times to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to the  ownership, use or operations of real or personal property, the conduct and licensing of each Loan Party’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and  environmental matters pursuant to the Environmental Laws.
(b) No Loan Party has received written notice of default or violation, nor is any Loan
Party in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or  assessment issued by any court or any federal, state, local, municipal or other Governmental Authority  relating to any aspect of any Loan Party’s business, affairs, properties or assets. No Loan Party has  received written notice of or been charged with, or is, to the knowledge of any Loan Party, under  investigation with respect to, any violation in any material respect of any provision of any applicable law.   To the best of its knowledge, no Loan Party or any real property owned, leased or used in the operation  of the business of any Loan Party is subject to any federal, state or local investigation to determine  whether any remedial action is needed to address any Hazardous Materials or an Environmental Release  in contravention of any applicable Environmental Law, at, on, or under any real property currently  leased, owned or used by a Loan Party nor is a Loan Party liable for any Environmental Release  identified or under investigation at, on or under any real property previously owned, leased or used by a  Loan Party.  To the best of its knowledge, no Loan Party has any contingent liability with respect to any  Environmental Release or Hazardous Material on any real property now or previously owned, leased or  operated by it.
(c) No  Loan  Party  owns  any  registered  trademarks,  registered  copyrights  or  issued patents, except as set forth in Sections 34-36 of the Information Certificate(s).  Except as set forth in  Section 37 of the Information Certificate(s), and except pursuant to any license agreement for license  with respect to products offered by any Loan Party in the ordinary course of its business, none of the  Intellectual Property owned by any Loan Party is the subject of any licensing or franchise agreement  pursuant to which such Loan Party is the licensor or franchisor.  Each Loan Party shall promptly (but in  any event within thirty (30) days thereafter) notify Lender in writing of any additional Intellectual  Property rights acquired or arising after the Closing Date and shall submit to Lender a supplement to  Sections 34-36 of the Information Certificate(s) to reflect such additional rights (provided, that such  Loan Party’s failure to do so shall not impair Lender’s security interest therein). Each Loan Party shall  execute a separate security agreement granting Lender a security interest in such Intellectual Property  (whether owned on the Closing Date or thereafter), in form and substance acceptable to Lender and  suitable for registering such security interest in such Intellectual Property with the United States Patent  and Trademark Office and/or United States Copyright Office, as applicable (provided, that such Loan  Party’s failure to do so shall not impair Lender’s security interest therein).  Each Loan Party owns or has,  and will at all times continue to own or have, the valid right to use all material patents, trademarks,  copyrights, software, computer programs, equipment designs, network designs, equipment  configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party’s  business, and each Loan Party is in compliance, and will continue at all times to comply, in all material  respects with all licenses, user agreements and other such agreements regarding the use of Intellectual  Property.  No Loan Party has any knowledge that, or has received any notice claiming that, any of such  Intellectual Property infringes upon or violates the rights of any other Person.
(d) Each Loan Party has and will continue at all times to have, all material federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party’s  business operations, and its ownership, use and operation of any real property, and all such licenses and  permits, necessary for the operation of the business are valid and will remain and in full force and effect.   Each Loan Party has, and will continue at all times to have, complied with the requirements of such  licenses and permits in all material respects, and has received no written notice of any pending or  threatened proceedings for the suspension, termination, revocation or limitation thereof.  No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such  licenses or permits to be voided, revoked or withdrawn.
(e) In addition to and without limiting the generality of clause (a) above, each Loan
Party shall (i) comply in all material respects with applicable provisions of ERISA and the Code with  respect to all Plans, (ii) without the prior written consent of Lender, not take any action or fail to take  action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to  the PBGC or to a Multiemployer Plan (other than  to pay contributions or premiums payable in the  ordinary course), (iii) allow any facts or circumstances to exist with respect to one or more Plans that, in  the aggregate, reasonably could be expected to result in a Material Adverse Effect, (iv) not participate in  any prohibited transaction that could result in other than a de minimis civil penalty  excise tax, fiduciary  liability or correction obligation under ERISA or the Code, (v) operate each Plan in such a manner that  will not incur any material tax liability under the Code (including Section 4980B of the Code), and (vi)  furnish to Lender upon Lender’s written request such additional information about any Plan for which  any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability.  With respect  to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to  result in liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (y) satisfy in full  and in a timely manner, without incurring any late payment or underpayment charge or penalty and  without giving rise to any Lien, all of the contribution and funding requirements of the Code and of  ERISA, and (z) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late  payment or underpayment charge or penalty, all premiums required pursuant to ERISA.
5.12  Litigation.    Section 50  of  the  Information  Certificate(s) discloses  all claims,  proceedings,  litigation  or  investigations  pending  or  (to  the  best  of  each  Loan  Party’s  knowledge)  threatened against any Loan Party as of the Closing Date.  There is no claim, suit, litigation, proceeding  or investigation pending or (to the best of each Loan Party’s knowledge) threatened by or against or  affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known  to any Loan Party) which may reasonably be expected to result, either separately or in the aggregate, in  liability in excess of $100,000 for the Loan Parties, in any Material Adverse Effect, or in any material  impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it  is now being conducted.
5.13  Use of Proceeds.  All proceeds of all Loans and Letters of Credit shall be used by  Borrowers solely (a) with respect to Loans made on the Closing Date, to repay in full the Indebtedness of  Borrower to TD Bank, N.A., (b) to pay a portion of the purchase price in connection with a Permitted  Acquisition in an aggregate amount not to exceed the amount set forth on Schedule C, (c) to pay the fees,  costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the  transactions contemplated hereby and thereby, (d) for Borrowers’ working capital purposes and (e) for  such other purposes as specifically permitted pursuant to the terms of this Agreement.  All proceeds of all  Loans and Letters of Credit will be used solely for lawful business purposes.
5.14  Insurance.
(a) Each Loan Party will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions,  as Lender shall require, and Borrowers will provide Lender with evidence satisfactory to Lender that  such insurance is, at all times, in full force and effect.  A true and complete listing of such insurance as of  the  Closing  Date,  including  issuers,  coverages  and  deductibles,  is  set  forth  in  Section  49  of  the  Information Certificate(s).  Each property insurance policy shall name Lender as lender loss payee and  shall contain a lender’s loss payable endorsement in form acceptable to Lender, each liability insurance policy shall name Lender as an additional insured, and each business interruption insurance policy shall  be collaterally assigned to Lender, all in form and substance reasonably satisfactory to Lender.  All  policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30)  days’ prior written notice to Lender (or ten (10) days in the case of cancellation for non-payment of  premium), and shall otherwise be in form and substance reasonably satisfactory to Lender. Borrowers  shall advise Lender promptly of any policy cancellation, non-renewal, reduction, or material amendment  with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of  any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal,  reduction or material amendment of any of such policies, and Borrowers shall promptly deliver to Lender  copies of all notices and related documentation received by any Loan Party in connection with the same.
(b) Borrowers  shall  deliver  to  Lender  no  later  than  fifteen  (15)  days  prior  to  the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such  insurance policies required by this Section 5.14. Borrowers shall deliver to Lender, upon Lender’s  request, certificates evidencing such insurance coverage in such form as Lender shall specify.  If any  Loan Party fails to provide Lender with a certificate of insurance or other evidence of the continuing  insurance coverage required by this Agreement within the time period set forth in the first sentence of  this Section 5.14(b), Lender may purchase insurance required by this Agreement at Borrowers’ expense.   This insurance may, but need not, protect any Loan Party’s interests.
5.15  Financial, Collateral and Other Reporting / Notices.  Each Loan Party has kept and  will at all times keep adequate records and books of account with respect to its business activities and the  Collateral  in  which  proper  entries  are  made  in  accordance  with  GAAP  reflecting  all  its  financial  transactions.  Each Loan Party will cause to be prepared and furnished to Lender, in each case in a form  and in such detail as is acceptable to Lender the following items (the items to be provided under this  Section 5.15 shall be delivered to Lender by posting on Passport 6.0 (or, if requested by Lender, by  another form of Approved Electronic Communication or in writing)).
(a) Annual Financial Statements.  Not later than ninety (90) days after the close of each Fiscal Year, audited financial statements of each Loan Party as of the end of such Fiscal Year,  including balance sheet, income statement, and statement of cash flow for such Fiscal Year, in each case  on a consolidated and consolidating basis, audited (without qualification other than (i) a qualification  relating  to  (i)  material  weaknesses  in  internal  control  over  financial  reporting  related  to  TransAct  Technologies not designing and maintaining effective controls over (A) user access within TransAct  Technologies’ enterprise resource planning (ERP) system, Oracle, to ensure appropriate segregation of  duties and to adequately restrict user access to appropriate personnel, and (B) the completeness and  accuracy of information included in key spreadsheets supporting TransAct Technologies’ accounting  records, or (ii) a “going concern” or like qualification or exception solely as a result of the Scheduled  Maturity Date being scheduled to occur within twelve (12) months from the date of the audit opinion) by  a firm of independent certified public accountants of recognized standing selected by Borrowers but  acceptable to Lender, together with a copy of any management letter issued in connection therewith.   Concurrently with the delivery of such financial statements, Borrowing Agent shall deliver to Lender a  Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants  specified in Section 5.26, and setting forth a detailed calculation of such covenants, and (ii) any Default  or Event of Default is then in existence;
(b) Quarterly Financial Statements.  Not later than forty-five (45) days after the close of each of the first three Fiscal Quarters, unaudited financial statements of each Loan Party as of the end  of such Fiscal Quarter and of the portion of the Fiscal Year then elapsed, including balance sheet, income  statement, and statement of cash flow for such Fiscal Quarter, in each case on a consolidated and consolidating  basis,  reviewed  by  a  firm  of  independent  certified  public  accountants  of  recognized  standing selected by Borrowers but acceptable to Lender, together with a copy of any management letter  issued in connection therewith.  Concurrently with the delivery of such financial statements, Borrowing  Agent  shall  deliver  to  Lender  a  Compliance  Certificate,  indicating  whether  (i)  Borrowers  are  in  compliance with each of the covenants specified in Section 5.26, and setting forth a detailed calculation  of such covenants, and (ii) any Default or Event of Default is then in existence;
(c) Interim Financial Statements.  Not later than thirty (30) days after the end of each month hereafter (sixty (60) days after the end of the last month of each Fiscal Year), (i) the Monthly  Financial Model and (ii) unaudited interim financial statements of each Loan Party as of the end of such  month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement,  statement of cash flow, and results of their respective operations during such month and the then-elapsed  portion of the Fiscal Year, together with comparative figures for the same periods in the immediately  preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such  financial statements, in each case on a consolidated and consolidating basis, certified by an Authorized  Officer of Borrowing Agent as prepared in accordance with GAAP and fairly presenting the consolidated  financial position and results of operations of each Loan Party for such month and period subject only to  changes from ordinary course year-end audit adjustments and except that such statements need not  contain footnotes. Concurrently with the delivery of such financial statements, Borrowing Agent shall  deliver to Lender a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each  of the covenants specified in Section 5.26, and setting forth a detailed calculation of such covenants, and  (ii) any Default or Event of Default is then in existence;
(d) Borrowing  Base  /  Collateral  Reports  / Insurance Certificates /  Information
Certificates / Other Items. The items described on Schedule D hereto by the respective dates set forth  therein.
(e) Projections, Etc.  Not later than sixty (60) days after the beginning of each Fiscal
Year, monthly business projections for such Fiscal Year for the Loan Parties on a consolidated and  consolidating basis, which projections shall include for each such period Borrowing Base projections,  profit  and  loss  projections,  balance  sheet  projections,  income  statement  projections  and  cash  flow  projections, together with appropriate supporting details and a statement of underlying assumptions used  in preparing such projections;
(f)  Shareholder Reports, Etc.  To the extent the following are not publicly available on the website of Borrowing Agent or on the website of the Securities and Exchange Commission, promptly  after  the  sending  or  filing  thereof,  as  the  case  may  be,  copies  of  any  proxy  statements,  financial  statements or reports which each Loan Party has made available to its shareholders and copies of any  regular, periodic and special reports or registration statements which  any Loan Party files with the  Securities and Exchange Commission or any Governmental Authority which may be substituted therefor,  or any national securities exchange;
(g) ERISA  Reports.    Copies  of  any  annual  report  to  be  filed  pursuant  to  the requirements of ERISA in connection with each plan subject thereto promptly upon request by Lender  and in addition, each Loan Party shall promptly notify Lender upon having knowledge of any ERISA  Event;
        (h) Tax Returns.  Upon request from Lender, each federal and state income tax return filed by any Loan Party promptly, together with such supporting documentation as is supplied to the applicable tax authority with such return and proof of payment of any amounts owing with respect to  such return; and
(i)  Notification of Certain Changes.  Borrowers will promptly (and in no case later than the earlier of (i) four (4) Business Days after the occurrence of any of the following and (ii) such  other date that such information is required to be delivered pursuant to this Agreement or any other Loan  Document) notify Lender in writing of: (i) the occurrence of any Default or Event of Default, (ii) the  occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect,  (iii) any change in any Loan Party’s Senior Officers or directors, (iv) any material investigation, action,  suit, proceeding or claim (or any material development with respect to any existing investigation, action,  suit, proceeding or claim) relating to  any Loan Party, any officer or director of a Loan Party, the  Collateral or which may result in an adverse impact upon any Loan Party’s business, assets or financial  condition, (v) any violation or asserted violation of any applicable law (including any Environmental  Law), if an adverse resolution could have a Material Adverse Effect or otherwise result in material  liability to any Loan Party, (vi) any event or the existence of any circumstance that has resulted in, or  could reasonably be expected to result in, any material adverse change in the business or financial affairs  of any Loan Party, any Default, or any Event of Default, or which would make any representation or  warranty previously made by any Loan Party to Lender untrue in any material respect or constitute a  material breach if such representation or warranty was then being made, (vii) any actual or alleged  breaches of any Material Contract or termination or threat to terminate any Material Contract or any  material amendment to or modification of a Material Contract, or the execution of any new Material  Contract  by  any  Loan  Party,  (viii)  any  change  in  any  Loan  Party’s  independent  certified  public  accounting firm and (ix) a Senior Officer obtains actual knowledge that any person or group of persons  (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial  ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission  under the Exchange Act) of more than 10% of the voting Equity Interests of TransAct Technologies. In  the event of each such notice under this Section 5.15(i), Borrowers shall give notice to Lender of the  action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or  events giving rise to such notice obligation.
(j)  Other  Information.    Promptly  upon  request,  such  other  data  and  information
(financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related  to the Collateral or each Loan Party’s business or financial condition or results of operations
5.16  Litigation Cooperation.  Should any third-party suit, regulatory action, or any other  judicial, administrative, or similar proceeding be instituted by or against Lender with respect to any  Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the  transactions contemplated hereby, each Loan Party shall, without expense to Lender, make available each  Loan Party, such Loan Party’s officers, employees and agents, and any Loan Party’s books and records,  without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or  defend any such suit or proceeding.
5.17  Maintenance of Collateral, Etc.  Each Loan Party will maintain all of the Collateral in  good working condition, ordinary wear and tear excepted, and no Loan Party will use the Collateral for  any unlawful purpose.
5.18  Material Contracts. Except as expressly disclosed in Section 53 of the Information  Certificate(s), no Loan Party is (a) a party to any contract which has had or could reasonably be expected  to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any  of the obligations, covenants or conditions contained in (x) any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably  be expected to have a Material Adverse Effect or result in liabilities in excess of $100,000 or (y) any  Material Contract.  Except for the contracts and other agreements listed in Section 53 of the Information  Certificate(s), no Loan Party is party, as of the Closing Date, to any (a) employment agreements covering  the management of any Loan Party, (b) collective bargaining agreements or other labor agreements  covering any employees of any Loan Party, (c) agreements for managerial, consulting or similar services  to which any Loan Party is a party or by which it is bound, (d) agreements regarding any Loan Party, its  assets or operations or any investment therein to which any of its equity holders is a party, (e) patent  licenses, trademark licenses, copyright licenses or other lease or license agreements to which any Loan  Party is a party, either as lessor or lessee, or as licensor or licensee, (f) distribution, marketing or supply  agreements to which any Loan Party is a party, (g) customer agreements to which any Loan Party is a  party (in each case with respect to any contract of the type described in the preceding clauses (a) to (g)  requiring  payments  of  more  than  $100,000  in  the  aggregate  in  any  Fiscal  Year),  (h)  partnership  agreements to which any Loan Party is a partner, limited liability company agreements to which any  Loan Party is a member or manager, or joint venture agreements to which any Loan Party is a party, (i)  real estate leases, or (j) any other contract to which  any Loan Party is a party where the breach,  nonperformance or cancellation of which, could reasonably be expected to have a Material Adverse  Effect; (each such contract and agreement disclosed in Section 53 of the Information Certificate and  described in the immediately preceding clauses (a) to (j), a “Material Contract”).
5.19  No Default.  No Default or Event of Default has occurred and is continuing.
5.20  No Material Adverse Change.  Since December 31, 2019 there has been no material adverse change in the financial condition, business, prospects, operations, or properties of any Loan  Party, except as disclosed by Borrowing Agent in writing received by Lender prior to the Closing Date.
5.21  Full Disclosure.  No written report, notice, certificate, information or other statement  delivered or made (including, in electronic form) by or on behalf of any Loan Party or any of their  respective Affiliates to Lender in connection with this Agreement or any other Loan Document contains  or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to  state any material fact necessary to make any statements contained herein or therein not misleading.   Except for matters of a general economic or political nature which do not affect any Loan Party uniquely,  there is no fact presently known to any Loan Party which has not been disclosed to Lender, which has  had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.22  Sensitive Payments.  No Loan Party (a) has made or will at any time make any  contributions, payments or gifts to or for the private use of any governmental official, employee or agent  where either the payment or the purpose of such contribution, payment or gift is illegal under the  applicable  laws  of  the  United  States  or  the  jurisdiction  in  which  made  or  any  other  applicable  jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded  fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at  any time make any payments to any Person with the intention that any part of such payment was to be  used for any purpose other than that described in the documents supporting the payment, or (d) has  engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any  rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or  regulations.
5.23  Inactive Subsidiary. The Inactive Subsidiary does not (a) own any assets (other than  assets of a de minimis nature), (b) have any liabilities (other than liabilities of a de minimus nature), or  (c) engage in any business activity. If at any time the Inactive Subsidiary shall cease to satisfy any of the requirements for an Inactive Subsidiary, Borrowers shall promptly give written notice of such occurrence  to Lender and shall comply with Section 3.3.
5.24  [Reserved].
5.25  Negative Covenants.  No Loan Party shall, and no Loan Party shall permit any of its
Subsidiaries to, without Lender’s prior written consent:
(a) merge or consolidate with another Person, form any new Subsidiary or acquire any interest in any Person;
(b) acquire any assets except (i) in the ordinary course of business, (ii) in connection with a Permitted Acquisition, or (iii) as otherwise expressly permitted by this Agreement;
(c) enter  into  any  transaction  outside  the  ordinary  course  of  business  that  is  not expressly permitted by this Agreement;
(d) sell, transfer, return, or dispose of any Collateral or other assets with an aggregate value in excess of $20,000 in any calendar month, other than:
(i)  the sale by Loan Parties of Inventory in the ordinary course of its business,
(ii) any sale, lease, transfer or other disposition by a Loan Party to any other
Loan Party in the ordinary course of business and not otherwise prohibited by this Agreement,
(iii) any  sale,  disposition,  or  transfer  of  obsolete,  worn-out  or  unneeded
Equipment, so long as the proceeds of such sale, disposition or transfer are applied to repay the Loans in  accordance with Section 1.8(a) of this Agreement,
(iv) dispositions and transfers of cash and cash equivalents in the ordinary course of business and not in violation of this Agreement, and
(v) the  forgiveness  of  debt  in  connection  with  a  Permitted  Acquisition,  as specified for such Permitted Acquisition on Schedule C;
(e) make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets; provided, that (i) Borrowers may make loans and investments in their respective  wholly-owned  domestic  Subsidiaries  that  are  Loan  Parties,  (ii)  Borrowers  may  make  loans  and  investments in their respective wholly-owned Subsidiaries that are not Loan Parties so long as the  aggregate outstanding principal balance of such loans or investments does not exceed $250,000 at any  time,  (iii)  Borrowers  may  permit  accounts  receivable  due  from  their  respective  wholly-owned  Subsidiaries arising in the ordinary course of business so long as the aggregate outstanding principal  balance of any such accounts receivable shall not exceed $4,000,000 at any time, (iv) a Loan Party may  make  loans  to,  and  investments  in,  another  Loan  Party,  (v)  a  Loan  Party  may  receive  minority  investments in Persons given to such Loan Party by such Person in exchange for services provided by the  applicable Loan Party, (vi) a Loan Party may make loans not involving the transfer of cash or cash  equivalents to officers, directors, employees or consultants of such Loan Party for the purchase of equity  interests, or rights to acquire equity interests, issued for compensatory purposes and (vii) a Loan Party  may make a loan to the seller in connection with a Permitted Acquisition in an aggregate principal  amount not to exceed the amount specified for such Permitted Acquisition on Schedule C;

(f)  incur any Indebtedness other than the Obligations and Permitted Indebtedness;
(g) create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, other than in favor of Lender to secure the Obligations, on any of the Collateral whether now  or hereafter owned, other than Permitted Liens;
(h) guaranty or otherwise become liable with respect to the obligations of any Person other than (i) the Obligations and (ii) guarantees in respect of Permitted Indebtedness;
(i)  [reserved];
(j)  redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Loan
Party’s Equity Interests unless the aggregate principal amount of Revolving Loans outstanding shall be  $0 for the thirty (30) day period immediately prior to and after giving effect to any such redemption,  retirement, purchase or acquisition;
(k) make any change in any Loan Party’s capital structure; provided that Borrowers may issue additional Equity Interests so long as such issuance does not result in the occurrence of an Event of  Default under Section 7.1(l);
(l)  dissolve or elect to dissolve;
(m) engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof or any business reasonably related, incidental or ancillary thereto, wind up  its  business  operations  or  cease  substantially  all,  or  any  material  portion,  of  its  normal  business  operations, or suffer any material disruption, interruption or discontinuance of a material portion of its  normal business operations;
(n) pay  any  principal  or  other  amount  on  any  Indebtedness  that  is  contractually subordinated  to  Lender  in  violation  of  the  applicable  subordination  or  intercreditor  agreement  or  optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party  or its Subsidiaries, other than the Obligations in accordance with this Agreement;
(o) enter into any transaction with an Affiliate other than on arms-length terms;
(p) change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization except as provided for in Section 5.8;
(q) agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party’s Organic Documents, except for such amendments or other  modifications required by applicable law or that are not adverse to Lender;
(r)  enter into or assume any agreement prohibiting the creation or assumption of any
Lien on the Collateral to secure the Obligations upon its properties or assets, whether now owned or  hereafter acquired;
(s)  create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Documents) of any kind on the ability of any such Person to pay or make  any dividends or distributions to Borrowers, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to Borrowers, except customary terms and conditions in respect of  any Permitted Indebtedness or Permitted Liens; or
(t)  (i)  divide  or  enter  into  any  plan  of  division  pursuant  to  section  18-217  of  the
Delaware Limited Liability Company Act or any similar stature or provision under any applicable law or  otherwise, (ii) dispose of any property through a plan of division under the Delaware Limited Liability  Company  Act  or  any  comparable  transaction  under  any  similar  law or (iii) make  any payment or  distribution pursuant to a plan of division under the Delaware Limited Liability Company Act or any  comparable transaction under any similar law.
5.26  Financial Covenants.  Each Loan Party shall at all times comply with the Financial  Covenants described on Schedule E.
5.27  Employee and Labor Matters.  There is (a) no unfair labor practice complaint pending  or, to the knowledge of any Borrower, threatened against any Loan Party or its Subsidiaries before any  Governmental Authority and no grievance or arbitration proceeding pending or threatened against any  Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that  could reasonably be expected to result in a material liability, (b) no strike, labor dispute, slowdown,  stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its  Subsidiaries that could reasonably be expected to result in a material liability, or (c) to the knowledge of  any Borrower, after due inquiry, no union representation question existing with respect to the employees  of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of  the employees of any Loan Party or its Subsidiaries.  None of any Loan Party or its Subsidiaries has  incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or  similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to  employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards  Act or any other applicable legal requirements.  All material payments due from any Loan Party or its  Subsidiaries on account of wages and employee health and welfare insurance and other benefits have  been paid or accrued as a liability on the books of Borrowers, except where the failure to do so could not,  individually or in the aggregate, reasonably be expected to result in a material liability.
5.28  Post Closing Matters.  Loan Parties shall execute and deliver the documents and take  such actions (or cause such actions to be taken by other Persons) as are set forth in the section labeled  “Post Closing Deliverables and Covenants” on Exhibit B, in each case, on or prior to the deadlines  specified on Exhibit B (or such later dates as Lender may agree in its sole discretion).
6.    RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.
6.1  Release.  Each Borrower and each other Loan Party on behalf of itself and its successors, assigns,  heirs,  and  other  legal  representatives,  hereby  absolutely,  unconditionally  and  irrevocably  releases,  remises  and  forever  discharges  Lender  and  any  and  all  Participants,  their  successors  and  assigns, their Affiliates, their respective directors, officers, employees, attorneys and agents and any  other Person affiliated with or representing Lender (the “Released Parties”) of and from any and all  liability, including  all actual or potential claims, demands or causes of action of any kind, nature or  description whatsoever, whether arising in law or equity or under contract or tort or under any state or  federal law or otherwise which each Borrower or any Loan Party or any of their successors, assigns, or  other legal representatives has had, now has or has made claim to have against any of the Released  Parties for or by reason of any act, omission, matter, cause or thing whatsoever, including any liability  arising from acts or omissions pertaining to the transactions contemplated by this Agreement and the  other  Loan  Documents,  whether based  on errors  of judgment or mistake  of law or fact, from the beginning of time to and including the Closing Date, whether such claims, demands and causes of action  are matured or known or unknown (except any liability arising solely as the result of the gross negligence  or  willful  misconduct  of  such  Released  Parties,  as  finally  determined  by  a  court  of  competent  jurisdiction).  Notwithstanding any provision in this Agreement to the contrary, this Section 6.1 shall  remain operative even after the Termination Date and shall survive the payment in full of all of the  Loans.  Such release is made on the date hereof and remade upon each request for a Loan or Letter of  Credit by Borrowers.
6.2  Limitation of Liability.   In no circumstance will any of the Released Parties be liable  for lost profits or other special, punitive, or consequential damages.  Notwithstanding any provision in  this Agreement to the contrary, this Section 6.2 shall remain operative even after the Termination Date  and shall survive the payment in full of all of the Loans.
6.3  Indemnity/Currency Indemnity.
(a) Each Loan Party hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, losses, demands, obligations, actions,  causes of action, fines, penalties, costs and expenses (including attorneys’ fees and consultants’ fees), of  every  nature,  character  and  description  (including,  without  limitation,  natural  resources  damages,  property damage and claims for personal injury), which the Released Parties may sustain or incur based  upon or arising out of any of the transactions contemplated by this Agreement or any other Loan  Documents or any of the Obligations, including any transactions or occurrences relating to the issuance  of any Letter of Credit, any Collateral relating thereto, any drafts thereunder and any errors or omissions  relating thereto (including, without limitation, any loss or claim due to any action or inaction taken by the  issuer of any Letter of Credit or Lender) (and for this purpose any charges to Lender by any issuer of  Letters  of  Credit  shall be  conclusive  as to their appropriateness and  may be  charged  to the  Loan  Account), or any other matter, including any breach of any covenant or representation or warranty  relating to any Environmental Law or an Environmental Release, cause or thing whatsoever occurred,  done, omitted or suffered to be done by Lender relating to any Loan Party or the Obligations (except any  such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of  such Released Parties, as finally determined by a court of competent jurisdiction).  Notwithstanding any  provision in this Agreement to the contrary, this Section 6.3 shall remain operative  even after the  Termination Date and shall survive the payment in full of all of the Obligations.
(b) If,  for  the  purposes  of  obtaining  or  enforcing  judgment  in  any  court  in  any jurisdiction with respect to this Agreement or any Loan Document, it becomes necessary to convert into  the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or  under any Loan Document in any currency other than the Judgment Currency (the “Currency Due”) (or  for the purposes of Section 1.7(d)), then, to the extent permitted by law, conversion shall be made at the  exchange rate reasonably selected by Lender on the Business Day before the day on which judgment is  given (or for the purposes of Section 1.7(d), on the Business Day on which the payment was received by  Lender).  In the event that there is a change in such exchange rate between the Business Day before the  day on which the judgment is given and the date of receipt by Lender of the amount due, each Loan Party  shall to the extent permitted by law, on the date of receipt by Lender, pay such additional amounts, if  any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the  amount received by Lender on such date is the amount in the Judgment Currency which (when converted  at such exchange rate on the date of receipt by Lender in accordance with normal banking procedures in  the relevant jurisdiction) is the amount then due under this Agreement or such Loan Document in the  Currency Due.   If the  amount of  the  Currency Due  (including any Currency Due for purposes of  Section 1.7(c)) which  Lender is  so  able  to purchase is  less  than  the  amount of the Currency Due

(including any Currency Due for purposes of Section 1.7(c)) originally due to it, each Loan Party shall to  the extent permitted by law jointly and severally indemnify and save Lender harmless from and against  loss or damage arising as a result of such deficiency.
7.    EVENTS OF DEFAULT AND REMEDIES.
7.1  Events of Default.  The occurrence of any of the following events shall constitute an
“Event of Default”:
(a) if any warranty, representation, statement, report or certificate made or delivered to
Lender by or on behalf of any Loan Party is untrue or misleading in any material respect;
(b) if any Loan Party fails to pay to Lender, (i) when due, any principal or interest payment required under this Agreement or any other Loan Document, or (ii) within three (3) Business  Days when due, any other monetary Obligation;
(c)            (1) if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Section 3.2, 4.1, 4.6, 4.7, 4.8, 5.2, 5.3, 5.13, 5.14, 5.15,  5.17, 5.25, 5.26 or 5.28 of this Agreement; or
(2) if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan  Document and not addressed in clauses Sections 7.1(a), (b) or (c)(1), and the continuance of such default  unremedied for a period of fifteen (15) Business Days; provided, that such fifteen (15) Business Day  grace period shall not be available for any default that is not reasonably capable of being cured within  such period or for any intentional default;
(d) if one or more judgments aggregating in excess of $250,000 is obtained against any
Loan Party which remains unstayed for more than thirty (30) days or is enforced;
(e) any default with respect to any Indebtedness (other than the Obligations) of any Loan
Party if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by  acceleration or otherwise, or (ii) the effect of such default is to permit the holder, with or without notice  or  lapse  of  time  or  both,  to  accelerate  the  maturity  of  any  such  Indebtedness  or  to  cause  such  Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any  subordination or intercreditor agreements);
(f)  the   dissolution,   termination   of   existence,   insolvency   or   business   failure   or
suspension or cessation of business as usual of any Loan Party (or of any general partner of any Loan  Party if it is a partnership);
(g) if any Loan Party shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they  mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or  be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency  law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking  reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization,  insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the  material allegations of a petition filed against it in any proceeding under any such law, or take or permit  to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(h) the commencement of an involuntary case or other proceeding against any Loan
Party  seeking  liquidation,  reorganization  or  other  relief  with  respect  to  it  or  its  debts  under  any  bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver,  liquidator, custodian or other similar official of it or any substantial part of its property and the same is  not dismissed within sixty (60) days, or if an order for relief is entered against any Loan Party under any  bankruptcy insolvency or other similar applicable law as now or hereafter in effect;
(i)  the  actual  or  attempted  revocation  or  termination  of,  or  limitation  or  denial  of liability under, any guaranty of any of the Obligations, or any security document securing any of the  Obligations, by any Loan Party;
(j)  if any Loan Party makes any payment on account of any Indebtedness or obligation which  has  been  contractually  subordinated  to  the  Obligations  other  than  payments  which  are  not  prohibited  by the  applicable  subordination provisions  pertaining thereto, or if any Person who has  subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination  provisions pertaining thereto;
(k) if there is any actual indictment or conviction of any Borrower, any Guarantor or any of their respective Senior Officers under any criminal statute in each case related to a felony committed  in the direct conduct of any Borrower’s or such Guarantor’s business, as applicable;
(l)  if (i) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the  Exchange  Act)  shall  have  acquired  beneficial  ownership  (within  the  meaning  of  Rule  13d-3  promulgated by the Securities and Exchange Commission under the Exchange Act) of more than 50% of  the voting Equity Interests of TransAct Technologies; (ii) during any period of 12 consecutive months, a  majority of the members of the board of directors of TransAct Technologies cease to be composed of  individuals (1) who were members of that board on the first day of such period, (2) whose election or  nomination to that board was approved by individuals referred to in clause (1) above constituting at the  time of such election or nomination at least a majority of that board, or (3) whose election or nomination  to that board was approved by individuals referred to in clauses (1) and (2) above constituting at the time  of such election or nomination at least a majority of that board, or (iii) TransAct Technologies shall cease  to directly own and control 100% of each class of the outstanding Equity Interests of each Loan Party;
(m) if (i) Bart Shuldman ceases to be employed as, and actively perform the duties of, the chief executive officer of each Loan Party, or (ii) Steven A. DeMartino ceases to be employed as, and  actively perform the duties of, the president and chief financial officer of each Loan Party, in each case  unless  a  successor  is  appointed  within  sixty  (60)  days  after  the  termination  of  such  individual’s  employment, and such successor is reasonably satisfactory to Lender;
(n) if any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any  material portion of the Collateral, or any Loan Party shall assert in writing that any Lien purported to be  created by any Loan Document is not a valid perfected first priority lien (subject only to any priority  accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;
(o) if any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all  parties thereto);
(p) [reserved];

(q) if (A) the  outstanding balance of all Revolving Loans and the Letter of Credit
Balance exceeds, at any time, the lesser of (x) the Maximum Revolving Facility Amount and Borrowers  do not eliminate such excess in accordance with Section 1.7(a) and (y) the Borrowing Base, or (B) any of  the Loan Limits for Revolving Loans are, at any time, exceeded; or
(r)  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any ERISA  Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate  amount in excess of $100,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the  Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party or any ERISA Affiliate,  or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable  grace period, any installment payment with respect to its withdrawal liability under Section 4201 of  ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or
(s)  If  (i)  any  Loan  Party  is  enjoined,  restrained  or  in  any  way  prevented  by  any
Governmental Authority from conducting any material part of its business, (ii) any Loan Party suffers the  loss, revocation or termination of any material license, permit, lease or agreement necessary to its  business, or (iii) there is a cessation of any material part of any Loan Party’s business for a material  period of time.
7.2  Remedies  with  Respect  to  Lending  Commitments/Acceleration/Etc.    Upon  the  occurrence and during the continuance of an Event of Default, Lender may, in Lender’s sole discretion  upon written notice to Borrowers (a) terminate all or any portion of its commitment to lend to or extend  credit to Borrowers under this Agreement and/or any other Loan Document, without prior notice to any  Loan Party, and/or (b) demand payment in full of all or any portion of the Obligations (whether or not  payable  on  demand  prior  to  such  Event  of  Default),  together  with  the  Early Payment/Termination  Premium in the amount specified in the Fee Letter, and demand that the Letters of Credit be cash  collateralized in the manner described in Section 1.7(c) and/or (c) take any and all other and further  actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any  other Loan Document, under law and/or in equity. Notwithstanding the foregoing sentence, upon the  occurrence of any Event of Default described in Section 7.1(g) or Section 7.1(h), without notice, demand  or  other  action  by  Lender  all  of  the  Obligations  (including  without  limitation  the Early  Payment/Termination Premium in the amount specified in the Fee Letter) shall immediately become due  and payable whether or not payable on demand prior to such Event of Default.
7.3  Remedies with Respect to Collateral.  Without limiting any rights or remedies Lender  may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise,  upon the occurrence and during the continuance of an Event of Default:
(a) Any and All Remedies.  Lender may take any and all actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under  law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not  exclusive of any rights or remedies provided by applicable law or otherwise.
(b) Collections; Modifications of Terms.  Lender may but shall be under no obligation to (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender;  (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any  Collateral or Proceeds in its or any Loan Party’s name, and apply any such collections against the  Obligations as Lender may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds  of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any Collateral, or deal with the Collateral as Lender may  deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral  Lender deems necessary or proper in its reasonable discretion, including extending the time of payment,  permitting payment in installments, or otherwise modifying the terms or rights relating to any of the  Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan  Party and without otherwise discharging or affecting the Obligations, the Collateral or the security  interests granted to Lender under this Agreement or any other Loan Document.
(c) Insurance.  Lender may file proofs of loss and claim with respect to any of the
Collateral with the appropriate insurer, and may endorse in its own and each Loan Party’s name any  checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Lender may  be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its  reasonable discretion.
(d) Possession  and  Assembly  of  Collateral.    Lender  may  take  possession  of  the
Collateral and/or without removal render each Loan Party’s Equipment unusable. Upon Lender’s request,  each Loan Party shall assemble the Collateral and make it available to Lender at a place or places to be  designated by Lender.
(e) Set-off.  Lender may and without any notice to, consent of or any other action by any
Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all  deposits (general or special, time or demand, provisional or final) at any time held by or for the account  of Lender or any Affiliate of Lender, and/or (ii) any Indebtedness at any time owing by Lender or any  Affiliate of Lender or any Participant in the Loans to or for the credit or the account of any Loan Party, to  the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has  been made.
(f)  Disposition of Collateral.
(i)  Sale, Lease, etc. of Collateral.  Lender may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC or  other applicable law and is not waivable under the UCC or such other applicable law), at any time or  times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such  prices and upon such terms as determined by Lender (provided such price and terms are commercially  reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the  UCC requirements that such sale or other disposition must be commercially reasonable) (A) sell, lease,  license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party  to purchase, lease, license or otherwise dispose of any and all Collateral. Lender may sell, lease, license  or otherwise dispose of any Collateral in its then-present condition or following any preparation or  processing deemed necessary by Lender in its reasonable discretion. Lender may be the purchaser at any  such public or private sale or other disposition of Collateral, and in such case Lender may make payment  of all or any portion of the purchase price therefor by the application of all or any portion of the  Obligations due to Lender to the purchase price payable in connection with such sale or disposition.   Lender may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral  from time to time by an announcement at the time and place of the sale or disposition to be so postponed  or adjourned without being required to give a new notice of sale or disposition; provided, however, that  Lender shall provide  the  applicable  Loan Party  with written notice of the time and place of such  postponed or adjourned sale or disposition.  Each Loan Party hereby acknowledges and agrees that  Lender’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness  of any sale, lease, license or other disposition of such Collateral.
(ii) Deficiency.  Each Loan Party shall remain liable for all amounts of the
Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or  other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this  Agreement.
(iii) Warranties; Sales on Credit. Lender may sell, lease, license or otherwise dispose  of  the  Collateral  without  giving  any  warranties and  may specifically disclaim any and  all  warranties, including but not limited to warranties of title, possession, merchantability and fitness.  Each  Loan Party  hereby acknowledges and  agrees  that Lender’s disclaimer of any and all warranties in  connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely  affect the commercial reasonableness of any such disposition of the Collateral. If Lender sells, leases,  licenses or otherwise disposes of any of the Collateral on credit, Borrowers will be credited only with  payments actually made in cash by the recipient of such Collateral and received by Lender and applied to  the Obligations. If any Person fails to pay for Collateral acquired pursuant to this Section 7.3(f) on credit,  Lender may re-offer the Collateral for sale, lease, license or other disposition.
(g) Investment Property; Voting and Other Rights; Irrevocable Proxy.
(i)  All  rights  of  each  Loan  Party  to  exercise  any  of  the  voting  and  other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof  with respect to any Investment Property, and to receive any dividends, payments, and other distributions  which it would otherwise be authorized to receive and retain in accordance with the terms hereof with  respect to any Investment Property, shall immediately, at the election of Lender (without requiring any  notice) cease, and all such rights shall thereupon become vested solely in Lender, and Lender (personally  or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer  and register in its name, or in the name of its nominee, the whole or any part of the Investment Property,  it being acknowledged by each Loan Party that any such transfer and registration may be effected by  Lender through its irrevocable appointment as attorney-in-fact pursuant to Section 7.3(g)(ii) and Section  4.4  of  this  Agreement,  (B)  exchange  certificates  and/or  instruments  representing  or  evidencing  Investment Property for certificates and/or instruments of smaller or larger denominations, (C) exercise  the voting and all other rights as a holder with respect to all or any portion of the Investment Property  (including, without limitation, all economic rights, all control rights, authority and powers, and all status  rights of each Loan Party as a member or as a shareholder (as applicable) of the Issuer), (D) collect and  receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated  on any Investment Property to make payment to Lender of any amounts due or to become due thereunder,  (F) endorse instruments in the name of each Loan Party to allow collection of any Investment Property,  (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or  exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the  original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any  sales  of  Investment  Property  or  exercise  any  other  rights  as  set  forth  in  Section  7.3(f)  hereof,  (I) otherwise act with respect to the Investment Property as though Lender was the outright owner  thereof, and (J) exercise any other rights or remedies Lender may have under the UCC, other applicable  law, or otherwise.
(ii) EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND
APPOINTS  LENDER  AS  ITS  PROXY  AND  ATTORNEY-IN-FACT  FOR  SUCH  LOAN  PARTY  WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY’S INVESTMENT PROPERTY WITH

THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE,  TO TAKE ANY OF THE FOLLOWING ACTIONS:  (A) TRANSFER AND REGISTER IN LENDER’S  NAME,  OR  IN  THE  NAME  OF  ITS  NOMINEE,  THE  WHOLE  OR  ANY  PART  OF  THE  INVESTMENT  PROPERTY,  (B) VOTE  THE  PLEDGED  EQUITY,  WITH  FULL  POWER  OF  SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER  PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT  PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND  TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME,  (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING  ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL  STATUS RIGHTS OF EACH  LOAN PARTY  AS A MEMBER OR AS A SHAREHOLDER (AS  APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL  WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR  WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING  SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH  MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH  LENDER MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF  THIS AGREEMENT.  THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT  IS  COUPLED  WITH  AN  INTEREST  AND  SHALL  BE  VALID  AND  IRREVOCABLE  UNTIL  (X) ALL OF THE OBLIGATIONS HAVE BEEN  INDEFEASIBLY PAID IN FULL IN CASH IN  ACCORDANCE  WITH  THE  PROVISIONS  OF  THIS  AGREEMENT  AND  THE  OTHER  LOAN  DOCUMENTS, (Y) LENDER HAS NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR  ANY OTHER LOAN DOCUMENT, AND (Z) THE COMMITMENTS UNDER THIS AGREEMENT  HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED  THAT  SUCH  OBLIGATIONS  WILL  BE  AUTOMATICALLY  REINSTATED  IF  AT ANY TIME  PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST  OTHERWISE BE RESTORED OR RETURNED BY LENDER FOR ANY REASON WHATSOEVER,  INCLUDING, WITHOUT LIMITATION, AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR  OTHERWISE  UNDER  ANY  BANKRUPTCY,  INSOLVENCY,  OR  SIMILAR  LAW,  ALL  AS  THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT  IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR  MUST  BE  RESTORED  OR  RETURNED,  ALL  REASONABLE  OUT-OF-POCKET  COSTS  AND  EXPENSES  (INCLUDING,  WITHOUT  LIMITATION, ALL REASONABLE ATTORNEYS’  FEES  AND DISBURSEMENTS) INCURRED BY LENDER IN DEFENDING AND ENFORCING SUCH  REINSTATEMENT  SHALL  HEREBY  BE  DEEMED  TO  BE  INCLUDED  AS A PART OF THE  OBLIGATIONS).  SUCH APPOINTMENT OF LENDER AS PROXY AND AS ATTORNEY-IN-FACT  SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY  LIMITATIONS TO THE CONTRARY SET FORTH IN ANY ORGANIC DOCUMENTS OF ANY  LOAN PARTY, ANY ISSUER, OR OTHERWISE.
(iii) In order to further effect the foregoing transfer of rights in favor of Lender, during the continuance of an Event of Default, each Loan Party hereby authorizes and instructs each  Issuer of Investment Property pledged by such Loan Party to comply with any instruction received by  such Issuer from Lender without any other or further instruction from such Loan Party, and each Loan  Party acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any  dividends, distributions, or other payments with respect to any of the Investment Property directly to  Lender.
            (iv) Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party with respect to any of the Pledged Equity or other Investment Property, as applicable (other than to Lender), are hereby revoked, and no subsequent proxies (other than to Lender) will be given with  respect to any of the Pledged Equity or any of the other Investment Property, as applicable, unless Lender  otherwise subsequently agrees in writing.  Lender, as proxy, will be empowered and may exercise the  irrevocable proxy to vote the Pledged Equity and/or the other Investment Property at any and all times  during the existence of an Event of Default, including, without limitation, at any meeting of shareholders  or members, as the case may be, however called, and at any adjournment thereof, or in any action by  written consent, and may waive any notice otherwise required in connection therewith.  To the fullest  extent permitted by applicable law, Lender shall have no agency, fiduciary, or other implied duties to any  Loan Party, any Issuer, any Loan Party, or any other Person when acting in its capacity as such proxy or  attorney-in-fact. Each Loan Party hereby waives and releases any claims that it may otherwise have  against Lender with respect to any breach, or alleged breach, of any such agency, fiduciary, or other duty.
(v) Any transfer to Lender or its nominee, or registration in the name of Lender or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of  effectuating voting or other consensual rights with respect to the Investment Property in accordance with  the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the  Investment Property.  Notwithstanding the delivery by Lender of any instruction to any Issuer or any  exercise by Lender of an irrevocable proxy or otherwise, Lender shall not be deemed the owner of, or  assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property  unless and until Lender expressly accepts such obligations in a duly authorized and executed writing and  agrees in writing to become bound by the applicable Organic Documents or otherwise becomes the  owner thereof under applicable law (including through a sale as described in Section 7.3(f) hereof). The  execution and delivery of this Agreement shall not subject Lender to, or transfer or pass to Lender, or in  any way affect or modify, the liability of any Loan Party under the Organic Documents of any Issuer or  any related agreements, documents, or instruments or otherwise.  In no event shall the execution and  delivery of this Agreement by Lender, or the exercise by Lender of any rights hereunder or assigned  hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party to, under, or  in connection with any of the Organic Documents of any Issuer or any related agreements, documents, or  instruments or otherwise.
(h) Election of Remedies.  Lender shall have the right in Lender’s sole discretion to determine which rights, security, Liens and/or remedies Lender may at any time pursue, foreclose upon,  relinquish, subordinate, modify or take any other action with respect to, without in any way impairing,  modifying or affecting any of Lender’s other rights, security, Liens or remedies with respect to such  Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document.
(i)  Lender’s Obligations. Each Loan Party agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any  kind for the benefit of any other creditor of any Loan Party or any other Person. Lender shall not be  responsible to any Loan Party or any other Person for loss or damage resulting from Lender’s failure to  enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the  Obligations or any other liability or obligation of any Loan Party to Lender.
(j)  Waiver of Rights by Loan Parties.  Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives:  (i) presentment, demand  and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration,  protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or  all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at  any time held by Lender on which any Loan Party may in any way be liable, and hereby ratifies and  confirms whatever Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any  bond or security which might be required by any court prior to allowing Lender to exercise any of its  remedies and (iii) the benefit of all valuation, appraisal, marshalling and exemption laws.
8.    LOAN GUARANTY.
8.1  Guaranty.  Each Guarantor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender, the prompt payment when due, whether at stated  maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all costs  and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of  in-house counsel and paralegals) and expenses paid or incurred by Lender in endeavoring to collect all or  any part of the Obligations from, or in prosecuting any action against, any Borrower, any Guarantor of all  or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be  included in the Obligations).  Each Guarantor further agrees that the Obligations may be extended or  renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its  guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and  may be enforced by or on behalf of any branch or Affiliate of Lender that extended any portion of the  Obligations.
8.2  Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of  collection. Each Guarantor waives any right to require Lender to sue or otherwise take action against any  Borrower, any other Guarantor, or any other Person obligated for all or any part of the Obligations, or  otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.
8.3  No Discharge or Diminishment of Loan Guaranty.
(a) Except as otherwise expressly provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or  termination for any reason (other than the indefeasible payment in full in cash of all of the Obligations),  including:  (i)  any  claim  of waiver, release, extension, renewal, settlement, surrender, alteration, or  compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate  existence,  structure  or  ownership  of  any  Borrower  or  any  other  Guarantor;  (iii)  any  insolvency,  bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other Guarantor, or  their  assets  or  any  resulting  release  or  discharge  of  any  obligation  of  any  Borrower  or  any other  Guarantor; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any  time against any Borrower, any other Guarantor, Lender, or any other Person, whether in connection  herewith or in any unrelated transactions.
(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim,  recoupment,  or  termination  whatsoever  by  reason  of  the  invalidity,  illegality,  or  unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation  purporting to prohibit payment by any Borrower or any other Guarantor, of the Obligations or any part  thereof.
(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Lender to assert any claim or demand or to enforce any remedy  with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any  provision of any agreement relating to the Obligations; (iii) any release, non-perfection, or invalidity of  any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of  any Guarantor; (iv) any action or failure to act by Lender with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or  any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of  such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or  equity (other than the indefeasible payment in full in cash of all of the Obligations).
8.4  Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor  hereby  waives  any  defense  based  on  or  arising  out  of  any  defense  of  any  Guarantor  or  the  unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of  the liability of any Guarantor, other than the indefeasible payment in full in cash of all of the Obligations.  Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof,  presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for  herein, as well as any requirement that at any time any action be taken by any Person against any  Borrower, or any other Person.  Each Guarantor confirms that it is not a surety under any state law and  shall not raise any such law as a defense to its obligations hereunder.  Lender may, at its election,  foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment  of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral,  compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or  any other Guarantor or exercise any other right or remedy available to it against any Borrower or any  other Guarantor, without affecting or impairing in any way the liability of any Guarantor under this Loan  Guaranty except to the extent the Obligations have been fully and indefeasibly paid in cash. To the  fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such  election even though that election may operate, pursuant to applicable law, to impair or extinguish any  right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or  any other Guarantor or any security.
8.5  Rights of Subrogation.  No Guarantor will assert any right, claim or cause of action,  including, without limitation, a claim of subrogation, contribution or indemnification that it has against  any Borrower or any other Guarantor, or any Collateral, until the Termination Date.
8.6  Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the  Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or  reorganization of any Borrower or any other Person, or otherwise, each Guarantor’s obligations under  this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment  had not been made and whether or not Lender is in possession of this Loan Guaranty. If acceleration of  the  time  for  payment  of  any  of  the  Obligations  is  stayed  upon  the  insolvency,  bankruptcy  or  reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of  any agreement relating to the Obligations shall nonetheless be payable by the Loan Parties forthwith on  demand by Lender.  This Section 8.6 shall remain operative even after the Termination Date and shall  survive the payment in full of all of the Obligations.
8.7  Information. Each Guarantor assumes all responsibility for being and keeping itself  informed of Borrowers’ financial condition and assets, and of all other circumstances bearing upon the  risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Guarantor  assumes and incurs under this Loan Guaranty, and agrees that Lender shall not have any duty to advise  any Guarantor of information known to it regarding those circumstances or risks.
8.8  Termination.  To the maximum extent permitted by law, each Guarantor hereby waives  any right to revoke this Loan Guaranty as to future Obligations. If such a revocation is effective  notwithstanding  the  foregoing  waiver,  each  Guarantor  acknowledges  and  agrees  that  (a) no  such  revocation shall be effective until written notice thereof has been received by Lender, (b) no such

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revocation shall apply to any Obligations in existence on the date of receipt by Lender of such written  notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest  rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any  Obligations made or created after such date to the extent made or created pursuant to a legally binding  commitment of Lender, (d) no payment by any Borrower, any other Guarantor, or from any other source,  prior to the date of Lender’s receipt of written notice of such revocation shall reduce the maximum  obligation of any Guarantor hereunder, and (e) any payment, by any Borrower or from any source other  than a Guarantor which has made such a revocation, made subsequent to the date of such revocation,  shall first be applied to that portion of the Obligations as to which the revocation is effective and which  are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum  obligation of any Guarantor hereunder.
8.9  Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any  action or proceeding involving any federal or state corporate law or other law governing business  entities, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the  rights  of  creditors  generally,  if  the  obligations  of  any  Guarantor  under  this  Loan Guaranty would  otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of  such Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this  Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan  Parties  or  Lender,  be  automatically  limited  and  reduced  to  the  highest  amount  that  is  valid  and  enforceable as determined in such action or proceeding (such highest amount determined hereunder  being the relevant Guarantor’s “Maximum Liability”).  This Section with respect to the Maximum  Liability of each Guarantor is intended solely to preserve the rights of Lender to the maximum extent not  subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or  claim under this Section with respect to such Maximum Liability, except to the extent necessary so that  the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each  Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum  Liability of each Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of  Lender hereunder, provided, that nothing in this sentence shall be construed to increase any Guarantor’s  obligations hereunder beyond its Maximum Liability.
8.10  Contribution.  In the event any Guarantor shall make any payment or payments under  this Loan Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it  to secure its obligations under this Loan Guaranty (such Guarantor a “Paying Guarantor”), each other  Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal  to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses  suffered, by such Paying Guarantor.  For purposes of this Section 8.10, each Non-Paying Guarantor’s  “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be  determined as of the date on which such payment or loss was made by reference to the ratio of (a) such  Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive,  or  obligation  to  make,  any  contribution  hereunder)  or,  if  such  Non-Paying  Guarantor’s  Maximum  Liability has not been determined, the aggregate amount of all monies received by such Non-Paying  Guarantor from Borrowers after the date hereof (whether by loan, capital infusion or by other means) to  (b) the aggregate Maximum Liability of all Loan Parties hereunder (including such Paying Guarantor) as  of such date (without giving effect to any right to receive, or obligation to make, any contribution  hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the  aggregate amount of all monies received by such Loan Parties from Borrowers after the date hereof  (whether by loan,  capital infusion or by other means).  Nothing in this provision shall affect any  Guarantor’s several liability for the entire amount of the Obligations (up to such Guarantor’s Maximum  Liability).  Each of the Loan Parties covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to  the payment in full in cash of all of the Obligations.  This provision is for the benefit of Lender and the  Loan Parties and may be enforced by any one, or more, or all of them in accordance with the terms  hereof.
8.11  Liability  Cumulative.    The  liability  of  each  Guarantor  under  this  Section 8  is  in  addition to and shall be cumulative with all liabilities of each Guarantor to Lender under this Agreement  and the other Loan Documents to which such Guarantor is a party or in respect of any obligations or  liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or  agreement evidencing or creating such other liability specifically provides to the contrary.
9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.
(a) Any  and  all  payments  by  or  on  account  of  any  obligation  of  the  Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made  free and clear of and without reduction or withholding for any Taxes.  If, however, applicable laws  require the Loan Parties to withhold or deduct any Tax, such Tax shall be withheld or deducted in  accordance with such laws as the case may be, upon the basis of the information and documentation to be  delivered pursuant to clause (e) below.
(b) If any Loan Party shall be required by applicable law to withhold or deduct any
Taxes from any payment, then (i) such Loan Party shall withhold or make such deductions as are  required based upon the information and documentation it has received pursuant to clause (e) below, (ii)  such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental  Authority in accordance with the applicable law, and (iii) to the extent that the withholding or deduction  is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as  necessary so that after any required withholding or the making of all required deductions (including  deductions applicable to additional sums payable under this Section) the Recipient receives an amount  equal to the sum it would have received had no such withholding or deduction been made.  Upon request  by Lender or other Recipient, Borrowers shall deliver to Lender or such other Recipient, as the case may  be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such  payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or  other evidence of such payment reasonably satisfactory to Lender or such other Recipient, as the case  may be.
(c) Without limiting the provisions of subsections (a) and (b) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable  law.
(d)  Without limiting the provisions of subsections (a) through (c) above, each Loan
Party shall, and does hereby, on a joint and several basis indemnify Lender and each other Recipient (and  their respective directors, officers, employees, affiliates and agents) and shall make payment in respect  thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes and  Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to  amounts payable under this Section) paid or incurred by Lender or any other Recipient on account of, or  in connection with any Loan Document or a breach by a Loan Party thereof, and any penalties, interest  and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and  disbursements of any counsel or other tax advisor for Lender or any other Recipient (or their respective  directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other

Taxes  were  correctly  or  legally  imposed  or  asserted  by  the  relevant  Governmental  Authority.    A  certificate as to the amount of any such payment or liability delivered to Borrowers shall be conclusive  absent manifest error.  Notwithstanding any provision in this Agreement to the contrary, this Section 9  shall remain operative even after the Termination Date and shall survive the payment in full of all of the  Loans.
(e)  Lender  shall deliver to  Borrowers  and  each  Participant shall deliver to Lender granting the participation, at the time or times prescribed by applicable laws, such properly completed  and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction  and  such  other  reasonably  requested  information  as  will  permit  Borrowers  or  Lender  granting  a  participation, as the case may be, to determine (i) whether or not payments made hereunder or under any  other  Loan  Document  are  subject  to  Taxes,  (ii)  if  applicable,  the  required  rate  of  withholding  or  deduction, and (iii) Lender’s or such Participant’s entitlement to any available exemption from, or  reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan  Parties pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax  purposes in the applicable jurisdiction; provided, that each Recipient shall only be required to deliver  such documentation as it may legally provide.
Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the  United States:
(i)  Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrowers (or Lender granting a participation as  applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or  information prescribed by applicable law or reasonably requested by Borrowers (or Lender granting a  participation) as will enable Borrowers (or Lender granting a participation) as the case may be, to  determine whether or not such Lender (or Participant) is subject to backup withholding or information  reporting requirements under the Code;  and
(ii) Lender  (or  Participant)  that  is  not  a  “United  States  person”  within  the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to Borrowers (and  Lender granting a participation in case the Non-U.S. Recipient is a Participant) and Lender on or prior to  the date on which such Non-U.S. Recipient becomes a party to this Agreement or a Participant (and from  time to time thereafter upon the reasonable request of Borrowers or Lender granting the participation but  only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable:  (A) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an  income tax treaty to which the United States is a party; (B) executed originals of Internal Revenue  Service Form W-8ECI; (C) executed  originals  of Internal Revenue Service Form W-8IMY and all  required supporting documentation; (D) each Non-U.S. Recipient claiming the benefits of the exemption  for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that  such Non-U.S. Recipient is not (I) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (II)  a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Code, or (III)  a  “controlled  foreign corporation”  described  in section 881(c)(3)(C) of the  Code  and  (y) executed  originals of Internal Revenue Service Form W-8BEN; and/or (E) executed originals of any other form  prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction  in United States Federal withholding tax together with such supplementary documentation as may be  prescribed by applicable law to permit Borrowers or any Lender granting a participation, to determine the  withholding  or  deduction  required  to  be  made.    Each  Non-U.S.  Recipient  shall  promptly  notify  Borrowers (or any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any  change in circumstances which would modify or render invalid any claimed exemption or reduction.

10. GENERAL PROVISIONS.
10.1  Notices.
(a) Notice by Approved Electronic Communications.
Lender and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic  Communications in connection with this Agreement or any other Loan Document and the transactions  contemplated therein.  Lender is hereby authorized to establish procedures to provide access to and to  make available or deliver, or to accept, notices, documents and similar items by posting to Passport  6.0.  Each of the Loan Parties and Lender hereby acknowledges and agrees that the use of Passport 6.0  and other Approved Electronic Communications is not necessarily secure and that there are risks  associated with such use, including risks of interception, disclosure and abuse and each indicates it  assumes and accepts such risks by hereby authorizing Lender and each of its Affiliates to transmit  Approved Electronic Communications. Passport 6.0 and all Approved Electronic Communications  shall be provided “as is” and “as available”.  None of Lender or any of its Affiliates or related persons  warrants the accuracy, adequacy or completeness of Passport 6.0 or any other electronic platform or  electronic transmission and disclaims all liability for errors or omissions therein.  No warranty of any  kind is made by Lender or any of its Affiliates or related persons in connection with Passport 6.0 or  any other electronic platform or electronic transmission, including any warranty of merchantability,  fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other  code defects.  Each Borrower and each other Loan Party executing this Agreement agrees that Lender  has no responsibility for maintaining or providing any equipment, software, services or any testing  required  in  connection  with  Passport  6.0,  any  Approved Electronic Communication or otherwise  required for Passport 6.0 or any Approved Electronic Communication.
Prior to the Closing Date, Borrowing Agent shall deliver to Lender a complete and executed Client User Form regarding Borrowing Agent’s use of Passport 6.0 in the form of Exhibit C  annexed hereto.
No Approved Electronic Communications shall be denied legal effect merely because it is made electronically.  Approved Electronic Communications that are not readily capable of bearing  either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by  attaching to, or logically associating with such Approved Electronic Communication, an E-Signature,  upon  which  Lender  and  the  Loan  Parties  may  rely  and  assume  the  authenticity  thereof.    Each  Approved Electronic Communication containing a signature, a reproduction of a signature or an E- Signature shall, for all intents and purposes, have the same effect and weight as a signed paper  original.  Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and  each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a  “writing”, in each case including pursuant to this Agreement, any other Loan Document, the Uniform  Commercial Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in  Global and National Commerce Act and any substantive or procedural law governing such subject  matter.  Each party or beneficiary hereto agrees not to contest the validity or enforceability of an  Approved  Electronic  Communication  or  E-Signature  under  the  provisions  of  any  applicable  law  requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such  party’s  or  beneficiary’s  right  to  contest  whether  an  Approved  Electronic  Communication  or  E- Signature has been altered after transmission.
(b) All Other Notices.

All notices, requests, demands and other communications under or in respect of this
Agreement or any transactions hereunder, other than those approved for or required to be delivered by  Approved   Electronic   Communications   (including   via   Passport   6.0   or   otherwise   pursuant   to  Section 10.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered  or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by  email to the applicable party at its address or email address indicated below,
If to Lender:
Siena Lending Group LLC
9 W Broad Street, 5th Floor
Stamford, Connecticut 06902
Attention: Steve Sanicola
Email: ssanicola@sienalending.com
with a copy to:
Otterbourg P.C.
230 Park Avenue
New York, New York 10169
Attention:  Thomas P. Duignan, Esq.
Email: tduignan@otterbourg.com
If to Borrowers or any other Loan Party:
TransAct Technologies Incorporated
2319 Whitney Avenue, Suite 3B
Hamden, Connecticut 06518
Attention: Steven A. DeMartino, President and Chief Financial Officer
Email: sdemartino@transact-tech.com

with a copy to:
Day Pitney LLP
242 Trumbull Street
Hartford, Connecticut 06103
Attention: Richard J. Wasserman
Email:  rjwasserman@daypitney.com
or, as to each party, at such other address as shall be designated by such party in a written notice to the  other party delivered as aforesaid.  All such notices, requests, demands and other communications  shall be deemed given (i) when personally delivered, (ii) three (3) Business Days after being deposited  in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one  (1) Business Day after being delivered to the overnight courier service, if prepaid and sent overnight  delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or  (iv) when sent by email transmission to an email address designated by such addressee and the sender  receives a confirmation of transmission.
    10.2  Severability.  If any provision of this Agreement or any other Loan Document is held invalid  or  unenforceable,  either  in  its  entirety  or  by  virtue  of  its  scope  or  application  to  given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render  same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan  Document, as the situation may require, and this Agreement and the other Loan Documents shall be  construed  and  enforced as if such provision had  been included herein as so modified in scope or  application, or had not been included herein or therein, as the case may be.
10.3  Integration.  This Agreement and the other Loan Documents represent the final, entire  and complete agreement between each Loan Party party hereto and thereto and Lender and supersede all  prior and contemporaneous negotiations, oral representations and agreements, all of which are merged  and  integrated  into  this  Agreement.    THERE  ARE  NO  ORAL  UNDERSTANDINGS,  REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH  IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
10.4  Waivers.  The failure of Lender at any time or times to require any Loan Party to strictly  comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or  diminish any right of Lender later to demand and receive strict compliance therewith.  Any waiver of any  default shall not waive or affect any other default, whether prior or subsequent, and whether or not  similar.  None of the provisions of this Agreement or any other Loan Document shall be deemed to have  been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written  waiver signed by an authorized officer of Lender and delivered to Borrowers.  Once an Event of Default  shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically  cured pursuant to the terms of this Agreement or waived in writing by an authorized officer of Lender  and delivered to Borrowers. Each Loan Party waives demand, protest, notice of protest and notice of  default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or  renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper,  Investment Property or guaranty at any time held by Lender on which such Loan Party is or may in any  way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement,  and notice of acceptance hereof.
10.5  Amendment.  This Agreement may not be amended or modified except in a writing  executed by Borrowers, the other Loan Parties party hereto (to the extent such amendment is directly  adverse to such Loan Party), and Lender.
10.6  Time of Essence.  Time is of the essence in the performance by each Loan Party of each  and every obligation under this Agreement and the other Loan Documents.
10.7  Expenses, Fee and Costs Reimbursement.  Borrowers hereby agree to promptly and  jointly and severally pay (a) all fees, costs and expenses of Lender (including Lender’s underwriting  fees) and (b) all out of pocket fees, costs and expenses of legal counsel to, and appraisers, accountants,  consultants and other professionals and advisors retained by or on behalf of, Lender, all of which shall be  reasonable, prior to the occurrence and continuance of an Event of Default, in connection with:  (i) all  loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such  transactions are consummated), (ii) the examination, review, due diligence investigation, documentation,  negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such  transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the  Loan Documents, (iv) the performance by Lender of its rights and remedies under the Loan Documents,  (v) the administration of the Loans (including usual and customary fees for wire transfers and other  transfers or payments received by Lender on account of any of the Obligations) and Loan Documents,  (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents  (whether  or  not  such  amendments,  modifications,  consents  or  waivers  are  consummated),  (vii) any periodic public record searches conducted by or at the request of Lender (including, title investigations  and  public  records  searches),  pending  litigation  and  tax  lien  searches  and  searches  of  applicable  corporate, limited liability company, partnership and related records concerning the continued existence,  organization  and  good  standing  of  certain  Persons),  (viii) protecting,  storing,  insuring,  handling,  maintaining, auditing, examining, valuing or selling any Collateral, (ix) any litigation, dispute, suit or  proceeding relating to any Loan Document, and (x) any workout, collection, bankruptcy, insolvency and  other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs  and expenses may include the costs and expenses of workout consultants, investment bankers, financial  consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of  Lender), and (c) without limitation of the preceding clauses (a) and (b), all out of pocket costs and  expenses of Lender in connection with Lender’s reservation of funds in anticipation of the funding of the  initial Loans to be made hereunder on the Closing Date.  Any fees, costs and expenses owing by  Borrowers or any other Loan Party hereunder shall be due and payable within three (3) Business Days  after written demand therefor.
10.8  Benefit of Agreement; Assignability; Servicer.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrowers, each other Loan  Party party hereto and Lender; provided, that neither any Borrower nor any other Loan Party may assign  or transfer any of its rights under this Agreement without the prior written consent of Lender, and any  prohibited assignment shall be void.  No consent by Lender to any assignment shall release any Loan  Party from its liability for any of the Obligations.  Lender shall have the right to assign all or any of its  rights and obligations under the Loan Documents to one or more other Persons, and each Loan Party  agrees, to the extent applicable, to execute any agreements, instruments and documents requested by  Lender in connection with any such assignments.  Notwithstanding any provision of this Agreement or  any other Loan Document to the contrary, Lender may at any time pledge or grant a security interest in  all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations  of Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.
(b) In the event of any assignment by Lender of its rights and obligations under the Loan
Documents to an Affiliate of Lender (an “Affiliate Assignee”) and at all times thereafter, Servicer shall  be deemed to act as servicer and agent for the applicable Affiliate Assignee, and Servicer will retain the  sole  right  to  enforce  this  Agreement  and  the  other  Loan  Documents,  to  approve  any  amendment,  restatement, modification, supplement or waiver of any provision of this Agreement or any other Loan  Document, and to receive or collect all payments with respect to the Obligations.  By acceptance of any  such assignment, each Affiliate Assignee irrevocably appoints Servicer as servicer and agent for the  purposes of servicing and managing the Loans, and authorizes Servicer to take such actions and to  exercise such powers on behalf of such Affiliate Assignee as are reasonably necessary or advisable and  incidental thereto, including the sole and exclusive authority to:  (i) possess, keep and maintain books  and records with respect to the Loans, (ii) receive, process, account for, deliver or arrange for the  delivery of, all Collections in accordance with the terms of this Agreement; (iii) monitor and pursue  payment of all Obligations; (iv) monitor, manage and perfect security interests in all Collateral for the  Obligations,  including  without limitation, to make  the  determination of whether any Accounts  and  Inventory constitute Eligible Accounts or Eligible Inventory, as applicable, or whether to impose, modify  or release any Reserve; (v) exercise any rights or remedies with respect to the Obligations and the  Collateral available under law or in equity, including, without limitation, any non-judicial and judicial  enforcement, liquidation and collection of the Obligations, and the engagement of attorneys and other  professionals for such purpose; and (vi) take all lawful actions and procedures required to (A) cause  Borrowers to promptly and diligently comply with Borrowers’ obligations under the Loan Documents;

(B) maximize the value of the Collateral; and (C) collect and enforce payment of all Obligations.  Each  Affiliate  Assignee  agrees  that  any  action  taken  by  Servicer  in  accordance  with  the  terms  of  this  Agreement or the other Loan Documents, and the exercise by Servicer of its powers set forth herein or  therein, together with such other powers that are reasonably incidental thereto, shall be authorized by and  binding upon all of the Affiliate Assignees.  Servicer’s exercise of its discretion in connection with the  foregoing matters, if exercised in good faith, shall exonerate Servicer from liability to any Affiliate  Assignee and any other Person for any error in judgment.  Servicer may perform any and all of its duties  and exercise its rights and powers by or through any one or more agents appointed by Servicer.  Servicer  shall not be liable to any Affiliate Assignee for any action taken or omitted to be taken under the Loan  Documents, except for losses directly and solely caused by the Servicer’s gross negligence or willful  misconduct, as finally determined by a court of competent jurisdiction, and Servicer does not assume any  responsibility for any failure or delay in performance or any breach by any Loan Party or any other  Person of any obligations under the Loan Documents.  In the event that a petition seeking relief under  Title  11  of  the  United  States  Code  or  any  other  Federal,  state  or  foreign  bankruptcy,  insolvency,  liquidation or similar law is filed by or against any Loan Party, or any other Person obligated under any  Loan Document, Servicer is authorized, to the fullest extent permitted by applicable law, to act on behalf  of the Affiliate Assignees in connection with such proceeding, including, without limitation, to file  proofs of claim on behalf of itself and the Affiliate Assignees in such proceeding for the total amount of  obligations owed by Loan Parties, or any of them, or any other Person under any Loan Document.
(c) Servicer may resign on sixty (60) days written notice to Lender and  Borrowing
Agent  and  upon  such  resignation,  Lender  will  promptly  designate  a  successor  Servicer  reasonably  satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case  where the successor Servicer is one of Lender or an Affiliate or Subsidiary of Lender or (ii) after the  occurrence and during the continuance of any Event of Default).  Any such successor Servicer shall  succeed to the rights, powers and duties of Servicer, and shall in particular succeed to all of Servicer’s  right, title and interest in and to all of the Liens in the Collateral securing the Obligations created  hereunder  or  any  other  Loan  Document  (including  all  account  control  agreements),  and  the  term  “Servicer” shall mean such successor Servicer effective upon its appointment, and the former Servicer’s  rights, powers and duties as Servicer shall be terminated, without any other or further act or deed on the  part of such former Servicer.  However, notwithstanding the foregoing, if at the time of the effectiveness  of the new Servicer’s appointment, any further actions need to be taken in order to provide for the legally  binding and valid transfer of any Liens in the Collateral from former Servicer to new Servicer and/or for  the perfection of any Liens in the Collateral as held by new Servicer or it is otherwise not then possible  for new Servicer to become the holder of a fully valid, enforceable and perfected Lien as to any of the  Collateral, former Servicer shall continue to hold such Liens solely as Servicer for perfection of such  Liens on behalf of new Servicer until such time as new Servicer can obtain a fully valid, enforceable and  perfected Lien on all Collateral, provided that Servicer shall not be required to or have any liability or  responsibility to take any further actions after such date as such Servicer for perfection to continue the  perfection of any such Liens (other than to forego from taking any affirmative action to release any such  Liens).  After any Servicer’s  resignation as Servicer, the  provisions  of this  Section  10.8, and any  indemnification rights under this Agreement, including without limitation, rights arising under Section  10.7 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was  Servicer under this Agreement (and in the event resigning Servicer continues to hold any Liens pursuant  to the provisions of the immediately preceding sentence, the provisions of this Section 10.8 and any  indemnification rights under this Agreement, including without limitation, rights arising under Article 6  hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with  such Liens).

10.9  Recordation of Assignment.  In respect of any assignment of all or any portion of any  Lender’s interest in this Agreement and/or any other Loan Documents at any time and from time to time,  the following provisions shall be applicable:
(a) Borrowers,  or any agent appointed  by  Borrowers,  shall maintain a register (the
“Register”) in which there shall be recorded the name and address of each Person holding any Loans or  any commitment to lend hereunder, and the principal amount and stated interest payable to such Person  hereunder or committed by such Person under such Person’s lending commitment. Borrowers hereby  irrevocably appoint Lender (and/or any subsequent Lender appointed by Lender then maintaining the  Register) as Borrowers’ non-fiduciary agent for the purpose of maintaining the Register.
(b) In  connection  with  any  negotiation,  transfer  or  assignment  as  aforesaid,  the transferor/assignor shall deliver to Lender then maintaining the Register an assignment and assumption  agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of  the subject transaction, including but not limited to the amount and nature of Obligations and/or lending  commitments  being  transferred  or  assigned  (and  being  assumed,  as  applicable),  and  the  proposed  effective date of such transfer or assignment and the related assumption (if applicable).
(c) Subject to receipt of any required tax forms reasonably required by Lender, such
Person shall record the subject transfer, assignment and assumption in the Register.  Anything contained  in this Agreement or other Loan Document to the contrary notwithstanding, no negotiation, transfer or  assignment shall be effective until it is recorded in the Register pursuant to this Section 10.9(c).  The  entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and each  Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender  hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be  available for inspection by each Borrower and each Lender at any reasonable time and from time to time  upon reasonable prior notice.
10.10  Participations.  Anything in this Agreement or any other Loan Document to the contrary  notwithstanding, Lender may, at any time and from time to time, without in any manner affecting or  impairing the validity of any Obligations, sell to one or more Persons participating interests in its Loans,  commitments and/or other interests hereunder and/or under any other Loan Document (any such Person,  a “Participant”). In the event of a sale by Lender of a participating interest to a Participant, (a) such  Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all  purposes,  (b)  Borrowers  and  Lender  shall  continue  to  deal  solely  and  directly  with  each  other  in  connection with Lender’s rights and obligations hereunder and under the other Loan Documents and (c)  all amounts payable by Borrowers shall be determined as if Lender had not sold such participation and  shall be paid directly to Lender; provided, however, a Participant shall be entitled to the benefits of  Section 9 as if it were a Lender if Borrowers are notified of the Participation and the Participant complies  with Section 9(e).  Borrowers agree that if amounts outstanding under this Agreement or any other Loan  Document are due and payable (as a result of acceleration or otherwise), each Participant shall be  deemed to have the right of set-off in respect of its participating interest in amounts owing under this  Agreement and the other Loan Documents to the same extent as if the amount of its participating interest  were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not  be exercised without the prior written consent of Lender and shall be subject to the obligation of each  Participant to share with Lender its share thereof. Borrowers also agree that each Participant shall be  entitled to the benefits of Section 10.9 as if it were Lender.  Notwithstanding the granting of any such  participating interests: (x) Borrowers shall look solely to Lender for all purposes of this Agreement, the  Loan Documents and the transactions contemplated hereby, (y) Borrowers shall at all times have the right  to rely upon any amendments, waivers or consents signed by Lender as being binding upon all of the

Participants, and (z) all communications in respect of this Agreement and such transactions shall remain  solely  between  Borrowers  and  Lender  (exclusive  of  Participants)  hereunder.    Lender  granting  a  participation  hereunder  shall  maintain,  as  a  non-fiduciary  agent  of  Borrowers,  a  register  as  to the  participations granted and transferred under this Section containing the same information specified in  Section 10.9 on the Register as if each Participant were a Lender to the extent required to cause the  Loans to be in registered form for the purposes of Sections 163(f), 165(j), 871, 881, and 4701 of the  Code.
10.11  Headings; Construction.  Section and subsection headings are used in this Agreement  only for convenience and do not affect the meanings of the provisions that they precede.
10.12   USA  PATRIOT  Act  Notification.    Lender  hereby  notifies  the  Loan  Parties  that  pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record  certain information and documentation that identifies such Person, which information may include the  name and address of each such Person and such other information that will allow Lender to identify such  Persons in accordance with the USA PATRIOT Act.
10.13  Counterparts; Email Signatures.  This Agreement may be executed in any number of  counterparts, all of which shall constitute one and the same agreement.  This Agreement may be executed  by signatures delivered by electronic mail, each of which shall be fully binding on the signing party.
10.14  GOVERNING LAW.  THIS AGREEMENT, ALONG WITH ALL OTHER LOAN  DOCUMENTS  (UNLESS   EXPRESSLY   PROVIDED  OTHERWISE  IN  SUCH  OTHER  LOAN  DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE  LAW  OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE  PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT  SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).  FURTHER,  THE   LAW   OF   THE   STATE   OF   NEW  YORK   SHALL   APPLY   TO   ALL   DISPUTES   OR  CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND  ALL  SUCH  OTHER  LOAN  DOCUMENTS  WITHOUT  REGARD  TO  CONFLICT  OF  LAW  PRINCIPLES  (EXCEPT  SECTIONS  5-1401  AND  5-1402  OF  THE  NEW  YORK  GENERAL  OBLIGATION LAW).
10.15  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO  SERVICE OF PROCESS.  ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO  THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY  IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE  UNITED  STATES  DISTRICT  COURT  FOR  THE  SOUTHERN  DISTRICT  OF  NEW  YORK,  PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR  OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY  JURISDICTION  WHERE  LENDER  ELECTS  TO  BRING  SUCH  ACTION  OR  WHERE  SUCH  COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND EACH BORROWER AND EACH  OTHER LOAN PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY,  GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED  COURTS.  EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND  IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,  ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING  OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON  UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND  ADJUDICATION  OF  ANY  SUCH  ACTION,  SUIT  OR  PROCEEDING  IN  ANY   OF   THE

AFOREMENTIONED COURTS AND TO THE GRANTING OF SUCH LEGAL OR EQUITABLE  RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  EACH BORROWER AND EACH  OTHER LOAN PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION,  PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT  OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER,  AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH  IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR  ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS  AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION  DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM  SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER AND  EACH  OTHER  LOAN  PARTY  HEREBY  WAIVES  PERSONAL  SERVICE  OF  ANY  AND  ALL  PROCESS UPON ANY BORROWER OR ANY OTHER LOAN PARTY AND CONSENTS THAT  ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT  REQUESTED) DIRECTED TO BORROWERS’ NOTICE ADDRESS (ON BEHALF OF  BORROWERS OR SUCH LOAN PARTY) SET FORTH IN SECTION 10.1 HEREOF AND SERVICE  SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL  HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT LENDER’S OPTION, BY SERVICE UPON  BORROWERS OR ANY OTHER LOAN PARTY IN ANY OTHER MANNER PROVIDED UNDER  THE RULES OF ANY SUCH COURTS.
10.16  Publication.  Each Borrower and each other Loan Party consents to the publication by  Lender of a tombstone, press releases or similar advertising material relating to the financing transactions  contemplated by this Agreement, and Lender reserves the right to provide to industry trade organizations  information necessary and customary for inclusion in league table measurements.
10.17  Confidentiality.  Lender agrees to use commercially reasonable efforts not to disclose  Confidential Information to any Person without the prior consent of Borrowers; provided, however, that  nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated  hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule,  regulation or judicial process or in connection with the exercise of any right or remedy under any Loan  Document, or as may be required in connection with the examination, audit or similar investigation of the  Lender or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to  the  officers,  partners,  managers,  directors,  employees,  agents  and  advisors  (including  independent  auditors, lawyers and counsel) of Lender or any of its Affiliates, (d) in connection with any litigation or  dispute which relates to this Agreement or any other Loan Document to which the Lender is a party or is  otherwise subject, (e) to a subsidiary or Affiliate of Lender, (f) to any assignee or  Participant (or  prospective assignee or Participant) which agrees to be bound by this Section 10.17 and (g) to any lender  or other funding source of Lender (each reference to Lender in the foregoing clauses shall be deemed to  include the actual and prospective assignees and participants referred to in clause (f) and the lenders and  other funding sources referred to in clause (g), as applicable for purposes of this Section 10.17), and  provided further, that in no event shall Lender be obligated or required to return any materials furnished  by  or  on  behalf  of  Borrowers  or  any  other  Loan  Party.    The  obligations  of  Lender  under  this  Section 10.17 shall supersede and replace the obligations of Lender under any confidentiality letter or  provision in respect of this financing or any other financing previously signed and delivered by Lender to  Borrowers or any of their respective Affiliates.
10.18  Borrowing Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of  Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications,  security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and  all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi)  make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with  the issuer thereof upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise  take action under and in connection with this Agreement and the other Loan Documents, all on behalf of  and in the name such Borrower, and hereby authorizes Lender to pay over or credit all Loan proceeds  hereunder in accordance with the request of Borrowing Agent.
(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their  request.  Lender shall not incur liability to any Borrower as a result thereof.  To induce Lender to do so  and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from  and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted  against Lender by any Person arising from or incurred by reason of the handling of the financing  arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from  Borrowing Agent or any other action taken by Lender with respect to this Section 10.18 except due to  willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of  competent jurisdiction in a final and non-appealable judgment).
(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the  part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted  by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other  notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Lender  of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower  to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by  Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof.   Each Borrower waives all suretyship defenses.
[Remainder of Page Intentionally Blank]

IN WHITNESS WHEREOF, Borrowers, each other Loan Party signatory hereto, and Lender have signed this Agreement as of the date first set forth above.
 I
Borrower:

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Name:	Steven A. DeMartino
Its:	President, Chief Accounting Officer, Treasurer and Secretary

Lender:

Siena Lending Group LLC

By:	/s/ Anthony Lavino
Name:	Anthony Lavino
Its:	Authorized Signatory

By:	/s/ Jason Schick
Name:	Jason Schick
Its:	Authorized Signatory

Signature Page to Loan and Security Agreement